Exhibit 3.1
State of Delaware
Office of the Secretary of State  PAGE 1
_______________________________

I,   EDWARD J.   FREEL,   SECRETARY OF STATE OF THE STATE OF DELAWARE,  DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT AT 1 O’CLOCK P.M. COPY OF THE RESTATED CERTIFICATE OF "CAMBREX CORPORATION",  FILED A.D. 1987,

2018808 8100	Edward J. Freel, Secretary of State
AUTHENTICATION: 0059938
991465351	DATE 11-02-99

Restated Certificate of
Incorporation of Cambrex Corporation

Cambrex Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1.           The name of the Corporation is Cambrex Corporation. The Corporation was originally incorporated under the name "CasChem Group, Inc.". The date of filing its original Certificate of Incorporation with the Secretary of State is October 11, 1983.

2.           This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation by amending ARTICLES SIXTH and EIGHTH thereof.  3.The text of the Certificate of Incorporation of the Corporation, as amended, or supplemented heretofore is further amended hereby to read as herein set forth in full:

FIRST:   The name of the Corporation is: Cambrex Corporation

SECOND:  The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall nave authority to issue is 26,263,835 shares, consisting of 400,000 shares of Class A 8.25% Cumulative Preferred Stock, par value $.10 per share (the "Class A Preferred"), 40,597 shares of Class B 8.25% Cumulative Convertible Preferred Stock, par value $.10 per share (the "Class B Preferred"), 19,403 shares of Class C Convertible Preferred Stock, par value $.10 per share (the "Class C Preferred"), 73,089 shares of Class D 8% Convertible Preferred Stock, par value $.10 per share (the "Class D Preferred"), 5,000,000 shares of Series preferred Stock, par value $.10 per share (the "Series Preferred Stock"), 730,746 shares of Nonvoting Common Stock, par value $.10 per share (the "Nonvoting Common"), and 20,000,000 shares of Common Stock, par value $.10 per share (the "Voting Common"). The Class B Preferred and the Class C Preferred are referred to herein collectively as the "1981 Convertible Preferred Stock"; the 1981 Convertible Preferred Stock and the Class A Preferred are referred to herein collectively as the "1981 Preferred Stock"; the 1981 Preferred Stock and the Class D Preferred are referred to herein collectively as the "Preferred Stock"; and the Voting Common and the Nonvoting Common are referred to herein collectively as the "Common Stock". A share of Preferred Stock will be referred to herein as a "Share". The Voting Common is also referred to herein as the "Class A Common" and the Non-voting Common is also referred to herein as the "Class B Common”. Unless otherwise provided, other capitalized terms used in Section A of this Article FOURTH are defined in subdivision VI thereof, other capitalized terms used in Section C of this Article FOURTH are defined in subdivision VIII thereof and definitions set forth in any Section of this Article FOURTH apply only to capitalized terms used in such Section. All cross-references in each Section of this Article FOURTH refer to other parts, paragraphs and subdivisions in such Section unless otherwise indicated.

The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

SECTION A.  1981 PREFERRED STOCK

I.	Terms Applicable Only to Class A Preferred and Class B Preferred.

1. Dividends.

1A. General Obligation. When and as declared by the board of directors of the Corporation and to the extent permitted under applicable law, the Corporation will pay preferential dividends to the holders of the Class A Preferred and the Class B Preferred as provided in this part 1. Except as otherwise provided herein, dividends or each Share of Class A Preferred will accrue cumulatively on a daily basis at the rate of 8.25% per annum of the Liquidation Value thereof from and including the first day after the end of the calendar quarter next preceding the date of Issuance of such Share to and including the date on which the Redemption Price of such Share is paid. Dividends on each Share of Class B Preferred will accrue cumulatively on a daily basis at the rate of 8.25% per annum of the Purchase Price thereof from and including the first day after the end of the calendar quarter next preceding the date of issuance of such Share to and including the date on which the Redemption Price of such Share is paid or the date on which such Share is converted. Dividends on the Class A Preferred and the Class B Preferred will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payments of dividends. The date on which the Corporation initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. Notwithstanding the foregoing, the payment of any dividend accrued on the Class A Preferred or the Class B Preferred shall be subject to the provisions of Section C, subdivision VII.2C. hereof.

IB. Dividend Reference Dates. To the extent not paid on each March 31, June 30, September 30 and December 31, beginning December 31, 1983 (the "Dividend Reference Dates'1), all dividends which have accrued on each Share of Class A Preferred outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon any such Dividend Reference Date will be added to the Liquidation Value of such Share and will remain a part thereof until such dividends are paid. All dividends which have accrued on each Share of Class B Preferred outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon any Dividend Reference Date will become payable on such Dividend Reference Date to the extent declared by the Corporation's board of directors.

IC. Distribution of Partial Dividend Payments.  If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred or the Class B Preferred, such payment will be distributed among the holders of such class so that an equal amount will be paid with respect to each outstanding Share.

2. Redemptions.

2A. Class A Scheduled Redemptions. The Corporation will redeem 200,000 Shares of Class A Preferred (or such lesser number then outstanding) on December 31 of each year, commencing in 1989 and ending in 1990 (the "Class A Scheduled Redemption Dates"), at a price per Share equal to the Redemption Price thereof.

2B. Class A Optional Redemptions. The Corporation may at any time redeem all or any portion of the Class A Preferred then outstanding at a price per Share equal to the Redemption Price. No redemption of Class A Preferred pursuant to this subdivision may be made for less than 50,000 Shares (or such lesser number of Shares then outstanding), and redemptions made pursuant to this subdivision will not relieve the Corporation of its obligation to redeem Shares on the Class A Scheduled Redemption Dates.

2C. Class B Scheduled Redemptions. The Corporation will redeem 20,299 Shares of Class B Preferred (or such lesser number then outstanding) on December 31 of each year, commencing in 1991 and ending in 1992 (the "Clan B Scheduled Redemption Dates"), at a price per Share equal to the Redemption Price thereof; provided that the Shares of Class B Preferred to be redeemed pursuant to this subdivision will be subject to the right of offset set forth in subdivision 1B of subdivision IV and, to the extent the right of offset is exercised, the Corporation's redemption obligation will be reduced.

2D. No Redemption During Certain Class D Preferred Events of Noncompliance. Anything herein contained to the contrary notwithstanding, the making by the Corporation of any payment in respect of redemption of any Shares of 1981 Preferred Stock shall be subject to the provisions of Section C, subdivision VII.2C. hereof.

3. Voting Rights. Except as provided herein or as otherwise provided by law, the Class A Preferred and the Class B Preferred will have no voting rights.

11.	Terms Applicable to All Classes of 1981 Preferred Stock.

1.           Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of 1981 Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, and the holders of 1981 Preferred Stock will not be entitled to any further payment; provided, however, except as provided in Section C, subdivision V.2., no payment upon any liquidation, dissolution or winding up of the Corporation may be made with respect to any 1981 Preferred Stock unless each holder of Class D Preferred shall have received payment in cash of an amount equal to the aggregate Liquidation Value of the shares of Class D Preferred held by such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not leas than 60 days prior to the payment date stated therein, to each record holder of 1981 Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corpora tions, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this part 1.

2.           General Terms of Redemptions.

2A. Redemption Price. For each Share of 1981 Preferred Stock which is to be redeemed, the Corporation will be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the respective Liquidation Value of such Share (the "Redemption Price"). If the funds of the Corporation legally available for redemption of Shares of any class of 1981 Preferred Stock on any Redemption Date are insufficient to redeem the total number of Shares of such class to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of the Shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares of such class, such funds will immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

2B. Notice of Redemption. The Corporation will mail written notice of each redemption of any class or classes of 1981 Preferred Stock to each record holder of such class or classes, not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation will become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder promptly upon surrender of the certificate representing the redeemed Shares.

2C. Determination of the Number of Each Holder's Shares to be Redeemed. Except as otherwise provided in subdivision IV, the number of Shares of a particular class of 1981 Preferred Stock to be redeemed from each holder thereof in redemptions hereunder will be the number of whole Shares determined, as nearly as practicable to the nearest Share, by multiplying the total number of Shares of such class to be redeemed times a fraction, the numerator of which will be the total number of Shares of such class then held by such holder and the denominator of which will be the total number of Shares of such class then outstanding.

2D. Dividends After Redemption Date. No Share of 1981 Preferred Stock is entitled to any dividends accruing after its Redemption Date. On such Redemption Data all rights of the holder of such Share will cease, and such Share will not be deemed to be outstanding.

2E. Redeemed or Otherwise Acquired Shares. Any Shares of 1981 Preferred Stock which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

2F.  Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary will redeem or otherwise acquire any 1981 Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made to all holders of the Class A Preferred or the 1981 Convertible Preferred Stock, as the case may be, pro rata based upon the aggregate Liquidation Value of the Shares of such class or classes of 1981 Preferred Stock held by each such holder.

2G. Accrued Dividends Must be Paid Prior to Any Redemption. The Corporation may not redeem any Shares of a particular class of 1981 Preferred Stock, unless all dividends accrued on the outstanding Shares of such class of 1981 Preferred Stock through the immediately preceding Dividend Reference Date have been paid in full.

3. Events of Noncompliance.

3A. Definition. An Event of Noncompliance will be deemed to have occurred if:

(i) the Corporation falls to pay on any Dividend Reference Date the full amount of dividends then accrued on the Class A Preferred or the Class B Preferred, whether or not such payment is legally permissible;

(ii) the Corporation fails to make any redemption payment with respect to the 1981 Preferred Stock which it is obligated to make, whether or not such payment is legally permissible;

(iii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement with respect to the 1981 Preferred Stock set forth in this Article FOURTH or in the Exchange Agreement;

(iv) any material representation or warranty contained in the Exchange Agreement or required to be furnished to any transferor of 1981 Preferred Stock pursuant to the Exchange Agreement on or before the date of issuance of the 1981 Preferred Stock is false or misleading in any material respect on the date made or furnished;

(v) any written information furnished by the Corporation or any Subsidiary to any holder of 1981 Preferred Stock pursuant to the Exchange Agreement after the date of issuance of the 1981 Preferred Stock is, to the Corporation's or such Subsidiary's knowledge after due inquiry, false or misleading in any material respect on the date made or furnished;

(vi) the Corporation or any Material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Material Subsidiary bankrupt or insolvent under the Bankruptcy Code or the Corporation or any Material Subsidiary is a debtor-in-possession under the Bankruptcy Code; or any order for relief with respect to the Corporation or any Material Subsidiary is entered under the Bankruptcy Code; or the Corporation or any Material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Material Subsidiary or of any substantial part of the assets of the Corporation or any Material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Material Subsidiary) relating to the Corporation or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or Liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Material Subsidiary and either (a) the Corporation or any such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiesence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

(vii) a judgment in excess of $500,000 is rendered against the Corporation or any Material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

(viii) the Corporation or any Material Subsidiary defaults in the performance of any obligation, if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity, or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

An Event of Noncompliance will not be deemed to have occurred with respect to the matters described in subparagraph 3A(iii) or 3A(iv) if the Corporation establishes that (a) in the case of subparagraph 3A(iii), the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any Subsidiary and the Corporation has exercised, and continues to exercise, best efforts expeditiously to cure the Event of Noncompliance (if cure is possible), (b) in the case of subparagraph 3A(iv), the particular Event of Noncompliance has not been caused by a knowing or willful misstatement or misrepresentation on the part of the Corporation, (c) in the case of both such subparagraphs, the Event of Noncompliance is not material to the Corporation's financial condition, operations, assets or business prospects, and (d) in the case of both such subparagraphs, the Event of Noncompliance is not material to any holder's investment in the 1981 Preferred Stock.

3B. Consequences of Certain Events of Noncompliance.

(i) If an Event of Noncompliance of the type described in subparagraph 3A(iii) has occurred and continued for a period of 30 days or any other Event of Noncompliance has occurred, the dividend rate on the Class A Preferred will increase immediately by an increment of 1/2 percentage point. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate on the Class A Preferred will increase automatically at the end of each succeeding 90-day period by an additional increment of 1/2 percentage point (but in no event will the dividend rate exceed 10.25%). Any increase of the dividend rate resulting from the operation of this subdivision will terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this subdivision.

(ii) If Events of Noncompliance exist for an aggregate of 365 days (whether or not such days are successive), the Conversion Price of the 1981 Convertible Preferred Stock will be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, if no Events of Noncompliance exist for a period of 365 successive days, previous days in which Events of Noncompliance existed will not be counted in determining such adjustment. In no event will the Conversion Price adjustment be rescinded, and in no event will there be more than one Conversion Price adjustment pursuant to this subdivision.

(iii) If an Event of Noncompliance exists, each holder of 1981 Preferred Stock will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

III.	Priority of 1981 Preferred Stock.

1.           Class A Preferred Priority in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation to be distributed among the holders of 1981 Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the assets of the Corporation to be distributed to such holders will be distributed (i) first to the holders of Class D Preferred pursuant to Section C, subdivision V.1., (ii) second, to the holders of Class A Preferred, until such holders are paid the aggregate amount which they are entitled to be paid, or, if the assets to be distributed are insufficient for such purpose, the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of Class A Preferred held by each such holder, and (iii) third, the balance (if any) will be distributed ratably among the holders of 1981 Convertible Preferred Stock based upon the aggregate Liquidation Value of the 1981 Convertible Preferred Stock held by each such holder; provided, however, the priority established by clauses (i) and (ii) shall be subject to Section C, subdivision V.2.

2           Class A Preferred Priority on Dividends. Re- demptions, etc. So long as any Class A Preferred remains outstanding, neither the Corporation nor any Subsidiary will redeem, purchase or otherwise acquire any 1981 Convertible Preferred Stock or any Junior Securities (except in connec- tion with conversions thereof), nor will the Corporation declare or pay any dividend or make any distribution upon any 1981 Convertible Preferred Stock or any Junior Securities of the Corporation, if immediately after such redemption, purchase, acquisition, dividend or distribution any Event of Noncompliance of the type described in subdivision 3A(i) or 3A(ii) of subdivision II would exist with respect to the Class A Preferred.

3           Class B Preferred Priority on Dividends, Redemptions, etc. So long as any Class B Preferred remains outstanding, neither the Corporation nor any Subsidiary will redeem, purchase or otherwise acquire any Class C Preferred or any Junior Securities (except in connection with conver- sions thereof), nor will the Corporation declare or pay any dividend or make any other distribution upon any Class C Preferred or any Junior Securities of the Corporation, if immediately after such redemption, purchase, acquisition, dividend or distribution any Event of Noncompliance of the type described in subdivision 3A(i) or 3A(ii) of subdivision II would exist with respect to the Class B Preferred.

IV.	Terms Applicable Only to 1981 Convertible Preferred Stock.

1A. Optional Redemptions. The Corporation may redeem all or any portion of the 1981 Convertible Preferred Stock after the earlier of (i) the date of closing with the underwriters of the first firm commitment underwriting of Common Stock, whether for the account of the Corporation or for others, having a gross price per share equal to at least 150% of the Conversion Price in effect on such date and an aggregate price to the public for the Common Stock which, when added to the aggregate price to the public of any similar prior registered offerings with gross purchase prices per share of Common Stock equal to at least 150% of the respective Conversion Prices in effect on the respective dates of such sales, shall equal at least $5,000,000, or (ii) the date on which the Corporation shall have received gross proceeds from the sale of Common Stock for its account for a gross purchase price per share equal to at least 200% of the Conversion Price in effect on the date of such sale, which proceeds, when added to the proceeds of any other such sale or sales of Common Stock for gross purchase prices per share equal to at least 200% of the respective Conversion Prices at the respective dates of sale, shall equal at least $5,000,000; provided that no more than one redemption pursuant to clause (i) or (ii) may be made in any twelve-month period and no 1981 Convertible Preferred Stock may be redeemed pursuant to clause (ii) prior to December 31, 1986. All redemptions of 1981 Convertible Preferred Stock pursuant to this subdivision will be made pro rata among the Class B Preferred and the Class C Preferred based upon the aggregate Liquidation Value of the Shares then outstanding. For the purposes of the foregoing clause (ii), the sale by the Corporation of any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being called "Convertible Securities" in this subdivision) shall be deemed to be the sale of Common Stock on the date upon which such Convertible Securities are converted into or exchanged for Common Stock, and the gross proceeds received by the Corporation upon the sale of such Convertible Securities plus the amount of any additional consideration paid to the Corporation upon the conversion or exchange thereof shall be deemed to be gross proceeds received from such sale of Common Stock. No redemptions of 1981 Convertible Preferred Stock pursuant to this subdivision may be made for less than 5,000 Shares (or such lesser number of Shares then outstanding), and redemptions made pursuant to this subdivision will not relieve the Corporation of its obligation to redeem Shares on the Class B Scheduled Redemption Dates pursuant to subdivision 2C of subdivision I.

IB. Right of Offset. Upon the receipt of any notice of redemption under this part 1 or under subdivision 2C of subdivision I, any holder of 1981 Convertible Preferred Stock or Class B Preferred, as the case may be, will have the right (exercisable by notifying the Corporation at least two days prior to the date specified for redemption in the redemption notice) to reduce the number of Shares of the particular class to be redeemed from such holder at such time by a number of Shares not exceeding the sum of the number of Offset Shares of such class of 1981 Convertible Preferred Stock held by such holder at the time of such redemption; provided that in the case of the final Class B Scheduled Redemption or a redemption at the Corporation's option in which all outstanding 1981 Convertible Preferred Stock will be redeemed, a holder of 1981 Convertible Preferred Stock or Class B Preferred, as the case may be, may apply Offset Shares to reduce the number of Shares to be redeemed from such holder in such redemption only to the extent such holder converts or has converted the Shares which are to be redeemed at such time. Each holder of 1981 Convertible Preferred Stock or Class B Preferred, as the case may be, will be deemed to so apply a number of Offset Shares equal to the excess (if any) of the number of Shares of the particular class of 1981 Convertible Preferred Stock to be redeemed from such holder in any redemption over the number of Shares of such class held by such holder as of the time of such redemption.

IC. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of a particular class of 1981 Convertible Preferred Stock to be redeemed from each holder thereof in redemptions by the Corporation under this part 1 and subdivision 2C of subdivision I will be the number of whole Shares, as nearly as practicable to the nearest Share, determined by multiplying the total number of Shares of the particular class of 1981 Convertible Preferred Stock to be redeemed times a fraction, the numerator of which will be the total number of Shares and Offset Shares of such class then held by such holder and the denominator of which will be the total number of Shares and Offset Shares of such class then outstanding; provided that the number of Shares so determined to be redeemed from any holder will be reduced by the number of Offset Shares such holder applies to such redemption.

2. Conversions.

2A. Conversion Procedure.

(i) At any time up to two days prior to the Redemption Date of any Share, any holder of 1981 Convertible Preferred Stock may convert all or any portion of such holder's Shares of 1981 Convertible Preferred Stock into a number of shares of the Conversion Stock computed by multiplying the number of Shares to be converted by $83.75 and dividing the result by the Conversion Price then in effect. For purpose of this subdivision, "Conversion Stock" means the Non-Voting Common in the case of Class B Preferred and the Voting Common in the case of Class C Preferred.

(ii) Each conversion of 1981 Convertible Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the 1981 Convertible Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such 1981 Convertible Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) As soon as possible after the conversion has been effected, the Corporation will deliver to the converting holder;

(a)           a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b)           payment in an amount equal to all accrued dividends with respect to each Share of Class B Preferred converted, which have not been paid prior thereto, plus the amount payable under subparagraph (v) below with respect to such conversion, and

(c) a certificate representing any Shares of 1981 Convertible Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(iv) If for any reason the Corporation is unable to pay any accrued dividends on the Class B Preferred being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder.

(v) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph (v), be deliverable upon any conversion, the Corporation, in lieu of delivering the fractional share therefore, will pay an amount equal to the Market Price of such fractional interest as of the date of conversion; provided that if for any reason the Corporation is unable to pay the Market Price of any such fractional interest, the Corporation will issue such fractional share upon the conversion.

(vi) The issuance of certificates for shares of Conversion Stock upon conversion of 1981 Convertible Preferred Stock will be made without charge to the holders of such 1981 Convertible Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock.

(vii) The Corporation will not close its books against the transfer of 1981 Convertible Preferred Stock or of Conversion Stock issued or issuable upon conversion of 1981 Convertible Preferred Stock in any manner which interferes with the timely conversion of 1981 Convertible Preferred Stock.

(viii) If the shares of Non-Voting Common issuable by reason of such conversion of Class B Preferred are convertible into or exchangeable for any other stock or securities of the Corporation (including, without limitation, Class A Common), the Corporation will, at the converting holder's option, upon surrender of the shares to be converted by such holder as provided above together with any notice or payment required to effect such conversion or exchange of Non-Voting Common, deliver to such holder, or as otherwise specified by such holder, a certificate or certificates representing the stock or securities into which the shares of Non-Voting Common issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

2B. Conversion Price.

(i) The initial Conversion Price for the 1981 Convertible Preferred Stock will be $83.75. In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price will be subject to adjustment from time to time pursuant to this part 2.

(ii) If and whenever the Corporation issues or sells, or in accordance with subdivision 2C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Conversion Price will be reduced to the Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided that no such adjustment in the Conversion Price will be made in connection with the issuance of (including the issuance of rights and options to purchase) up to an aggregate of 8,000 shares of Class A Common to key employees of the Corporation and its Subsidiaries.

2C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under subdivision 2B, the following will be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this subdivision, the "price per share for which Common Stock is Issuable" will be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. Except as otherwise provided in subdivision 2C(iii), no adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been, issued and sold by the Corporation for such price per share. For the purposes of this subdivision, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in subdivision 2C(iii), no further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this part 2, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in this part 2 and which have no more favorable effect on the holders of such Options or Convertible Securities than this part 2 would have if this part 2 were included in such Options or Convertible Securities), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, is reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution of the type set forth herein and which have no more favorable effect on the holders of such Options or Convertible Securities than the provisions hereof would have if the provisions hereof were included in such Options or Convertible Securities, then in the case of the delivery of Common Stock upon the exercise of any such Options or other conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder will forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered, but only if as a result of such adjustment the Conversion Price then in effect hereunder would be reduced.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are Issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefore. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt.  In case any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding 1981 Convertible Preferred Stock (based upon the aggregate Liquidation Value thereof).  If such parties are unable to reach agreement, the fair value of such consideration will be determined by appraisers jointly selected by the Corporation and the holders of a majority of the outstanding 1981 Convertible Preferred Stock (based upon the aggregate Liquidation Value thereof).

(vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued without consideration.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

2D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

2E. Reorganization. Reclassification. Consolidation, Merger or Sale. If any capital reorganization, reclassification, consolidation, merger or any sale of all or substantially all of the Corporation's assets to another Person (collectively any "Organic Change") is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Organic Change, lawful and adequate provision (in form and substance satisfactory to the holders of a majority of the 1981 Convertible Preferred Stock then outstanding, based upon the aggregate Liquidation Value thereof) will be made whereby each of the holders of 1981 Convertible Preferred Stock will thereafter have the right to acquire and receive in lieu of shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's 1981 Convertible Preferred Stock, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Conversion Stock immediately theretofore acquirable and receivable upon conversion of the 1981 Convertible Preferred Stock had such Organic Change not taken place. In any such case, appropriate provision will be made with respect to such holder's rights and interests to the end that the provisions of this part 2 and parts 3 and 4 will thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of 1981 Convertible Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the 1981 Convertible Preferred Stock then outstanding, based upon the aggregate Liquidation Value thereof), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2F. Certain Events. If any event occurs of the type contemplated by the provisions of this part 2 but not expressly provided for by such provisions, then the board of directors of the Corporation will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of 1981 Convertible Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this part 2 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of 1981 Convertible Preferred Stock.

2G. Notices.

(i) Immediately upon any adjustment of the Conversion Price, the Corporation will send written notice thereof to all holders of 1981 Convertible Preferred Stock.

(ii) The Corporation will send written notice to all holders of 1981 Convertible Preferred Stock at least 20 days prior to the data on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Corporation will also give to the holders of 1981 Convertible Preferred Stock at least 20 days prior written notice of the date on which any Organic Change, dissolution or liquidation will take place.

2H. Mandatory Conversions of Class C Preferred. Notwithstanding anything to the contrary contained in this Article FOURTH, at such time as there is no longer any Class B Preferred outstanding, or at such time as the outstanding Class D Preferred shall be converted pursuant to subdivision VIII.13 of Section C hereof, all outstanding Shares of Class C Preferred (if any) will, without any action on the part of the Corporation or the holders thereof, be immediately converted into shares of Voting Common in accordance with the terms of this part 2, and thereafter no Shares of Class C Preferred will be deemed outstanding and any holder of a certificate of Shares of Class C Preferred will be deemed to be the holder of the number of shares of Voting Common into which the Shares of Class C Preferred represented by such certificate were converted pursuant to this subdivision 2H.

2I. Mandatory Conversions of Class B Preferred. Notwithstanding anything to the contrary contained in this Article FOURTH, at such time as the outstanding Class D Preferred shall be converted pursuant to subdivision VIII.13 of Section C hereof, all outstanding Shares of Class B Preferred (if any) will, without any action on the part of the Corporation or the holders thereof, be immediately converted into shares of Non-Voting Common in accordance with the terms of this part 2, and thereafter no Shares of Class B Preferred will be deemed outstanding and any holder of a certificate of Shares of Class B Preferred will be deemed to be the holder of the number of shares of Non-Voting Common into which the Shares of Class B Preferred represented by such certificate were converted pursuant to this subdivision 2I.

3.           Liquidating Dividends. If the Corporation declares a dividend upon the Common Stock payable other than in shares of Common Stock or other than out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) (a "Liquidating Dividend"), then the Corporation will pay to the holders of 1981 Convertible Preferred Stock at the time of payment of a Liquidating Dividend an amount equal to the aggregate value of all Liquidating Dividends which would have been paid on the Conversion Stock had such 1981 Convertible Preferred Stock been converted immediately prior to the, date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. For purposes of this part 3, a dividend other than in cash will not be considered payable out of earnings or earned surplus regardless of whether or not earnings or earned surplus are charged an amount equal to the fair value of such dividend.

4.           Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of 1991 Convertible Preferred Stock will be entitled to acquire upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's 1981 Convertible Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that if the Purchase Rights involve voting securities, the Corporation will make available to each holder of Class B Preferred, at such holder's request. Purchase Rights involving non-voting securities which are otherwise identical to the Purchase Rights involving voting securities and which non-voting securities are convertible into such voting securities on the same terms as Class B Common is convertible' into Class A Common.

V.	Terms Applicable Only to Class C Preferred.

1. Dividends. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities (except for dividends payable in shares of Common Stock or securities convertible into, or rights to acquire, shares of Common Stock and except for Purchase Rights which the holders of Class C Preferred are entitled to acquire pursuant to part 4 of subdivision IV), the holders of Class C Preferred will be entitled to participate with the holders of Common Stock in such dividend or distribution as set forth in this part 1; provided, however that the Corporation may pay no dividend and make no distribution on the Class C Preferred (except for the Purchase Rights which the holders of Class C Preferred are entitled to acquire pursuant to part 4, subdivision IV) unless it first shall have paid all dividends and made all distributions then due on the Class D Preferred; provided further, that the payment of any dividend on the Class C Preferred shall be subject to Section C, subdivision VII.2C. hereof. At the time such dividend or distribution is payable to the holders of Common Stock, the Corporation will pay to each holder of Class C Preferred such holder's share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Voting Common obtainable upon conversion of such holder's Class C Preferred.

2. Voting Rights. Except as otherwise provided by law the Class C Preferred will be entitled to vote with the Class A Common and Class D Preferred, voting together as a single class, on all matters to be voted on by the Corporation's stockholders, with each Share of Class C Preferred entitled to the number of votes equal to the number of shares of Voting Common obtainable upon conversion of such Share of Class C Preferred. Under no circumstances, however, shall holders of the Class C Preferred, in their capacity as such, have the right to participate in the class vote of any other class of securities, including but not limited to the vote of the holders of Class D Preferred to elect directors pursuant to Section C, subdivision IV.

VI.	Miscellaneous.

1.      Registration of Transfer. The Corporation will keep at its principal office a register for the registration of 1981 Preferred Stock. Upon the surrender of any certificate representing 1981 Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor, representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and (if applicable) dividends will accrue on the 1981 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such 1981 Preferred Stock represented by the surrendered certificate.

2.      Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Shares of 1981 Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of loss bond or other indemnity reasonably satisfactory to the Corporation (provided that if the holder is an institution its own agreement will be satisfactory), the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate, and (if applicable) dividends will accrue on the 1981 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such 1981 Preferred Stock represented by the lost, stolen, destroyed or mutilated certificate.

3. Definitions.

"Bankruptcy Code" means the federal bankruptcy code, as amended, or any similar federal law then in force.

"Common Stock" means, for purposes of subdivision IV, collectively, the Class A Common, the Class B Common and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

"Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to part 2 of subdivision IV, plus the shares of Common Stock obtainable upon conversion of the Class B Preferred and the Class C Preferred outstanding at such time.

"Junior Securities” means any equity securities of any kind (but not including any debt securities convertible into equity securities) which the Corporation or any Subsidiary at any time issues or is authorized to issue other than the Preferred Stock.

"Liquidation Value" of any Share of Class A Preferred as of any particular date will be equal to the sum of $10 plus any unpaid dividends on such Share added to the Liquidation Value of such Share on any Dividend Reference Date and not thereafter paid; and, in the event of any liquidation, dissolution or winding up of the Corporation or the redemption of such Share, unpaid dividends on such Share will be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.

"Liquidation Value" of any Share of Class B Preferred as of any particular date will be equal to the sum of $83.75; provided that in the event of any liquidation, dissolution or winding up of the Corporation or the redemption of any such Share, unpaid dividends on such Share will be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.

"Liquidation Value" of any Share of Class C Preferred as of any particular date will be $83.75.

"Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the 1981 Convertible Preferred Stock (based upon the aggregate Liquidation Value thereof). If such parties are unable to reach agreement, such fair value will be determined by appraisers jointly selected by the Corporation and the holders of a majority of the 1981 Convertible Preferred Stock (based upon the aggregate Liquidation Value thereof).

"Material Subsidiary" means any Subsidiary with respect to which the Corporation has directly or indirectly invested, loaned, advanced or guaranteed the obligations of, an aggregate amount exceeding $500,000.

"Non-Voting Common" means shares of the Corporation's authorized but unissued Class B Common; provided the if there is a change such that the securities issuable upon conversion of the Class B Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable then the term "Non-Voting Common" will mean one share of the security issuable upon conversion of the Class B Preferred if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

"Offset Share"; a holder of 1981 Convertible Preferred Stock will be deemed to hold one Offset Share for each Share converted by such holder pursuant to this Article FOURTH at any time prior to such Share's Redemption Date and for each Share otherwise acquired by the Corporation from such holder other than in a redemption, and an Offset Share will cease to be an Offset Share when it is applied to reduce the number of Shares to be redeemed in any Redemption. When any holder transfers any portion of such holder1s outstanding Shares to any other Person, the transferor will be deemed to have transferred to the transferee an equal portion of the transferor's Offset Shares, unless the parties to such transaction otherwise agree in a writing deposited with the secretary of the Corporation at the tine of such transfer.

"Person" means an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

"Exchange Agreement" means the Exchange Agreement by and among the Corporation and certain persons, pursuant to which such persons acquired the Class A Preferred, the Class B Preferred and the Class C Preferred, as such agreement may from time to time be amended in accordance with its terms.

"Purchase Price" of the Class B Preferred equals $83.75 per Share.

"Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price is fully paid. If the notice of redemption has been duly given and if on or before the date specified in such notice the funds necessary for such redemption have been reserved and set aside by the Corporation so as to be and continue to be available therefor, then, notwithstanding that any certificate for Shares so called for redemption has not been surrendered for cancellation, after the close of business on such date of redemption, the Shares so called for redemption will no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to Shares so called for redemption, including the rights, if any, to receive notice and to vote, will forthwith after the close of business on such redemption date cease, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest.

"Subsidiary" means any corporation of which the. shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

"Voting Common" means shares of the Corporation's authorized but unissued Class A Common; provided that if there is a change such that the securities issuable upon conversion of the Class C Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable then the term "Voting Common" will mean one share of the security issuable upon conversion of the Class C Preferred if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

4. Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of (i) subdivision I without the prior written consent of the holders of a majority of the Class A Preferred and Class B Preferred outstanding at the time such action is taken, (ii) parts 1 or 2 of subdivision III without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken, (iii) part 3 of subdivision III without the prior written consent of the holders of a majority of the Class B Preferred outstanding at the time such action is taken, (iv) subdivision IV without the prior written consent of the holders of a majority of the 1981 Convertible Preferred Stock outstanding at the time such action is taken, (v) subdivision V without the prior written consent of the holders of a majority of the Class C Preferred outstanding at the time such action is taken, or (vi) subdivision II or VI without the prior written consent of the holders of a majority of the 1981 Preferred Stock outstanding at the time such action is taken; provided that no such action will change (a) the rate at which or the manner in which dividends on the Class A Preferred or the Class B Preferred accrue or the times at which such dividends become payable without the prior written consent of the holders of at least 90% of the Class A Preferred and the Class B Preferred then outstanding, (b) the amount payable on redemption of the 1981 Preferred Stock or the times at which redemption of 1981 Preferred Stock is to take place without the prior written consent of the holders of at least 90% of the 1981 Preferred Stock then outstanding, (c) the Conversion Price of the 1981 Convertible Preferred Stock or the number of shares or the class of stock into which the 1981 Convertible Preferred Stock is convertible without the prior written consent of the holders of at least 90% of the 1981 Convertible Preferred Stock then outstanding, or (d) the percentage required to approve any change described in clauses (a), (b) and (c) above without the prior written consent of the holders of at least 90% of the Class \ Preferred and the Class B Preferred (in the case of (a)), the 1981 Preferred Stock (in the case of (b)) or the 1981 Convertible Preferred Stock (in the case of (c)) then outstanding. For purposes of this part 4, the consent of the holders of the requisite percentage of 1981 Preferred Stock or any class or classes thereof will be determined upon the basis of the aggregate Liquidation Value of the class or classes of 1981 Preferred Stock in question.

5.           Generally Accepted Accounting Principles. When any accounting determination or calculation is required to be made hereunder, such determination or calculation (unless otherwise provided) will be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Corporation would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation will continue to be made in accordance with the Corporation's previous accounting methods and policies unless the Corporation has obtained the prior written consent of the holders of a majority of the 1981 Preferred Stock then outstanding (based upon the aggregate Liquidation Value thereof).

6.           Notices. All notices referred to herein, except as otherwise expressly provided, will be made by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so mailed.

SECTION B.  COMMON STOCK

Except as otherwise provided herein, all shares of Class A Common and Class B Common will be identical and will entitle the holders thereof to the same rights and privileges.

1. Voting Rights. Except as otherwise required by law, the Class A Common will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders and will vote as a single class on all such matters together with the Class C Preferred and Class D Preferred as provided herein and the holders of Class B Common will have no right to vote on any matters to be voted on by the Corporation's stockholders. Under no circumstances, however, shall holders of the Class A Common, in their capacity as such, have the right to participate in the class vote of any other class of securities, including but not limited to the vote of the holders of Class D Preferred to elect, as a class, directors, as provided in Section C, subdivision IV. Subject to any required consent of the holders of any class or classes of the Preferred Stock then outstanding, the authorized amount of shares of Class A Common may, without a separate class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

2.           Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common will be entitled to share equally, share for share, in such dividends) provided that if dividends are declared which are payable in shares of Class A Common or Class B Common, dividends will be declared which are payable at the same rate on both classes of stock, and the dividends payable in shares of Class A Common will be payable to holders of Class A Common and the dividends pay able in shares of Class B Common will be payable to holders of Class B Common. No dividend on any share of Common Stock may be declared or paid, however, unless all dividends due on the 1981 Preferred Stock shall have been paid and unless all dividends due on the Class D Preferred shall have been provided for as set forth in Section C, subdivision II.1; provided, however, dividends payable in shares of Common Stock or securities convertible into or rights to acquire Common Stock may be paid.

3.           Conversion.

3A.        Conversion of Class B Common. Each record holder of Class B Common is entitled at any time to convert any or all of the shares of such holder's Class B Common into the same number of shares of Class A Common; provided that no holder of Class B Common is entitled to convert any share or shares of Class B Common to the extent that, as a result of such conversion, such holder or its affiliates would directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

3B. Conversion Procedure.

(1) Each conversion of shares of Class B Common into shares of Class A Common will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates into Class A Common and that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the Corporation to issue such Class A Common). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

(11) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

(iii) If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

(iv) The issuance of certificates for Class A Common upon conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

(v) The Corporation will not close its books against the transfer of Class B Common or of Class A Common issued or issuable upon conversion of Class B Common in any manner which would interfere with the timely conversion of Class B Common.

4.           Registration of Transfer. The Corporation will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the Registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

5.           Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

SECTION C. CLASS D PREFERRED STOCK

I.	Issuance in Series and Limitations as to Variations Between Series:

1.           Designation and Number of Shares. The Class D Preferred shall be issuable in two series, designated and comprising the numbers of Shares, as follows:

(i) Class D 8% Convertible Preferred Stock-Series 1, par value $.10 per share (the "Class D-l Preferred") comprised of 45,681 Shares and no more; and

(ii) Class D 8% Convertible Preferred Stock-Series 2. par value $.10 per share (the "Class D-2 Preferred") comprised of 27,408 Shares and no more;

2.           Issuance of Class D-2 Preferred. Shares of Class D-2 Preferred shall be deemed to be and shall be automatically issued upon the occurrence of the Second Closing under the Note and Stock Purchase Agreements in discharge of the obligations under the Short-Term Promissory Notes-Series 1 at the rate of one share of Class D-2 Preferred for each $210 principal amount of such Notes, as provided in each such Short-Term Promissory Note-Series 1 and in the Note and Stock Purchase Agreements.

3.           Limitations as to Variations. The Class D-l Preferred and the Class D-2 Preferred (collectively referred to as the "Class D Preferred") shall rank equally with each other and shall be identical in all respects, except as provided in subdivision VIII.1A. below with respect to initial Conversion Price and except with respect to date of issue.

II.	Dividends.

1. General Obligation. When and as the first cash dividend, if any, is declared or paid by the board of directors of the Corporation on Common Stock in each calendar year, the board of directors shall declare and the Corporation shall pay a dividend at the rate of 8% per annum of the Liquidation Value of the Class D Preferred to the holders thereof as provided in this part II; provided, however, if dividends as declared on the Common Stock and on the Class D Preferred are not permitted under applicable law, dividends declared on the Common Stock shall be reduced so that dividends on the Class D Preferred may be paid. Each such dividend on the Class D Preferred shall be due and payable no later than the date on which the dividend on the Common Stock giving rise to such dividend on the Class D Preferred is payable (whether or not the board of directors of the Corporation have declared a dividend on the Class D Preferred); provided, however, that no more than one such 8% dividend shall be paid in any calendar year irrespective of the number of cash dividends which may be declared in such year.

2- Distribution of Partial Dividend Payments.  If at any time the Corporation pays less than the total amount of dividends then due and payable with respect to the Class D Preferred, such payment will be distributed among the holders of such class so that an equal amount will be paid with respect to each outstanding Share. No dividend due on the Class C Preferred may be paid until all amounts then due on the Class D Preferred shall have been paid (except for the Purchase Rights which the holders of Class C Preferred are entitled to acquire pursuant to part 4 of subdivision IV of Section A). No dividend due on the Common Stock may be paid until all amounts then due on the Class D Preferred, as well as any amounts that initially would become due on the Class D Preferred upon the payment to holders of Common Stock, shall have been paid, provided, however, dividends payable in shares of Common Stock or securities convertible into or rights to acquire Common Stock may be paid.

III.	Voting Rights.

Except as otherwise provided by law, the Class D Preferred will be entitled to vote with the Class A Common and Class C Preferred, voting together as a single class, on all matters to be voted on by the Corporation's stockholders, with each Share of Class D Preferred entitled to the number of votes equal to the number of shares of Voting Common obtainable upon conversion of such Share of Class D Preferred, calculated as of the date of the record date for each vote. In addition, the Class D Preferred shall be entitled to vote as a class on matters as to which they are entitled to a class vote under applicable law; provided further that the rights of the Class D Preferred as a class may not be diminished in any way without the approval of 51% of the shares of Class D Preferred.

IV.	Class D Directors.

In addition to such voting rights as are described in subdivision III, so long as (i) the Corporation shall not have any class of Common Stock registered under Section 12 of the Securities Exchange Act of 1934 and (ii) the total number of votes to which the holders of the Class D Preferred then outstanding shall be entitled exceeds 17% of the total number of votes which may be cast generally for the election of Directors, then the holders of the Class D Preferred outstanding shall have the right, as a class, to nominate, elect and maintain in office two Directors to the board of directors of the Corporation; provided, however, that if at any time the board of directors shall be or shall be authorized to be composed of more than 10 directors the holders of the Class D Preferred outstanding shall have the right, as a class, to nominate and elect a number of additional Directors no greater than necessary to bring the percentage of authorized Directors chosen by the holders of the Class D Preferred pursuant to this subdivision IV to at least 20%. The term of office of any Director elected pursuant to the preceding sentence shall not extend beyond the first to occur of the events specified in clauses (i) and (ii) of such preceding sentence. In any election of directors pursuant to this subdivision IV (and not in an election of directors generally), each holder of Class D Preferred shall be entitled to as many votes as shall equal (x) the number of votes which (except for the provision as to voting set forth in this sentence) such holder would be entitled to cast for the election of directors generally with respect to the shares of Class D Preferred held by such holder multiplied by (y) the number of directors to be elected pursuant to this subdivision IV, and such holder may cast the resulting number of votes for a single director or distribute them among the number of directors to be voted for, or for any two or more of such directors as the holder may see fit.

V. Liquidation.

1. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Class D Preferred will be entitled to be paid, before any distribution or payment is made upon the 1981 Preferred Stock or any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, and the holders of Class D Preferred will not be entitled to any further payment. If the net assets of the Corporation shall be insufficient to permit the payment to holders of all outstanding shares of all classes of Preferred Stock of the full amounts to which they are entitled, then the assets of the Corporation shall be distributed (i) first to the holders of the Class D Preferred, until such holders are paid the aggregate amount which they are entitled to be paid, or, if the assets to be distributed are insufficient for such purpose, the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Class D Preferred held by each such holder, and (ii) second, the balance (if any) will be distributed among the holders of all outstanding shares of Preferred Stock other than the Class D Preferred in accordance with the provisions of Section A hereof. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Class D Preferred. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subdivision V.

2. Notwithstanding the foregoing, if at any time any Class D Preferred shall have been outstanding for at least three years, is registered under Section 12 of the Securities Exchange Act of 1934, and the Class A Common or other security into which the Class D Preferred shall be convertible has traded on a national securities exchange or NASDAQ on each of 20 consecutive days at a price per share of at least 170% of the then-applicable Conversion Price, then the Class D Preferred shall from such time be pari passu with the Class A Preferred with respect to liquidation preferences, and the rights of holders of shares of Class D Preferred with respect to liquidation shall be the same as if such shares were shares of Class A Preferred.

VI.	Redemptions

1.	Scheduled Redemptions.

1A. The Corporation will redeem 25% of the original total number of Shares of Class D Preferred issued on the First Closing Date, each of the Delayed First Closing Dates, if any, and the Second Closing Date, if any, or such lesser number then outstanding on June 30 of each year, commencing in 1995 and ending in 1998 (the "Class D Scheduled Redemption Dates") at a price per share equal to the Redemption Price as defined in subdivision VI.3A.

1B.  If any Shares of Class D Preferred are converted pursuant to subdivision VIII other than in a situation described in the immediately following sentence, the number of Shares of Class D Preferred thereafter to be redeemed pursuant to subdivision VI.1A. on each subsequent Class D Scheduled Redemption Date shall be reduced in the same proportion as the number of Shares of Class D Preferred outstanding immediately prior to such conversion is reduced by the conversion pursuant to subdivision VIII. If a notice of redemption pursuant to subdivision VI.3B. has been given and thereafter any Share or Shares of Class D Preferred to which such notice relates shall have been converted into Common Stock pursuant to Section VIII prior to the Redemption Date to which such notice relates, such Share or Shares shall, for the purposes of subdivision VI. 1A. hereof, be deemed to have been redeemed to the extent so converted.

2. Optional Redemptions. The Corporation may not redeem at its option any Shares of Class D Preferred prior to June 30, 1990. The Corporation may, at any time on or after June 30, 1990, at its option, upon notice as provided in subdivision VI.3B., on the date specified in such notice, redeem as a whole, but not in part, all of the shares of Class D Preferred then outstanding at the following prices per Share (expressed as a percentage of the Redemption Price, as defined in subdivision VI.3A.), together with due and payable but unpaid dividends, if any, to the Redemption Date (as defined in subdivision VI.3B.):

Redemption to be made
during the 12-month
period beginning June 30	Percentage
1990	140%
1991	130
1992	120
1993	110
1994	105
1995	105
1996	105
thereafter	100

3. General Terms of Scheduled and Optional Redemptions.

3A. Redemption Price. For each Share of Class D Preferred which is to be redeemed, the Corporation will be obligated on the Redemption Date to pay to the holder thereof an amount in cash equal to the respective Liquidation Value of such Share (the "Redemption Price"). If the funds of the Corporation legally available for redemption of Shares of the Class D Preferred on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed and the amount equal to the Redemption Price of the Shares that have not been redeemed because of such insufficiency of funds shall remain due and payable and shall be deemed to increase at a rate of 15% per annum until such Shares have been redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares of Class D Preferred, such funds will immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed including the deemed increase in Redemption Price set forth in the last preceding sentence. No dividends may be paid on the Common Stock so long as there remains due and payable any amount with respect to the Class D Preferred, provided, however, dividends payable in shares of Common Stock or securities convertible into or rights to acquire Common Stock may be paid.

3B. Notice of Redemption. The Corporation will mail written notice of each redemption of Class D Preferred to each record holder of Class D Preferred not more than 60 days nor less than 30 days prior to the date on which such redemption is to be made (the "Redemption Date”), in each case specifying such date, the aggregate number of Shares to be redeemed on such date, the number of Shares held by such holder to be redeemed on such date, the Redemption Price and the dividend due and payable, if any, applicable to such redemption. Each such notice shall be accompanied by an Officers' Certificate certifying that the conditions of subdivision VI.1 or VI.2 have been fulfilled in connection with such redemption and specifying the particulars of such fulfillment. Upon mailing any notice of redemption which relates to redemption at the Corporation's option, the Corporation will become obligated to redeem all of the Shares of Class D Preferred then outstanding. In the event of a scheduled redemption, if fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder promptly upon the surrender of the certificate representing the redeemed Shares.

3C. Determination of the Number of Each Holder's Shares to be Redeemed Pursuant to Scheduled Redemptions. The number of Shares of Class D Preferred to be redeemed from each holder thereof in scheduled redemptions hereunder will be the number of whole Shares, as nearly as practicable to the nearest Share, determined by multiplying the total number of Shares of Class D Preferred to be redeemed times a fraction, the numerator of which will be the total number of Shares of Class D Preferred then held by such holder and the denominator of which will be the total number of Shares of Class D Preferred then outstanding, provided, however on the last Class D Scheduled Redemption Date, all shares of Class D Preferred shall be redeemed.

3D. Certain Consequences of Redemption. If the notice of redemption has been duly given and if and only if on or before the date specified in such notice the funds necessary for such redemption have been reserved and set aside by the Corporation so as to be and continue to be available therefor, then, notwithstanding that any certificate for Shares so called for redemption has not been surrendered for cancellation, after the close of business on such date of redemption, the Shares so called for redemption will no longer be deemed outstanding, and all rights with respect to Shares so called for redemption, including the rights, if any, to receive notice and to vote, will forthwith after the close of business on such redemption date cease, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest.

3E. Redeemed or Otherwise Acquired Shares. Any Shares of Class D Preferred which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

3F. Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary will redeem or otherwise acquire any Class D Preferred, except as expressly authorized herein or pursuant to a purchase offer made to all holders of Class D Preferred, pro rata, based upon the number of Shares held by each holder, but no such purchase shall modify the mandatory redemption obligations under subdivision VI. 1A.

VII.	Events of Noncompliance. Definition.

1A. An Event of Noncompliance will be deemed to have occurred if:

(i) the Corporation fails to pay on any date the full amount of dividends then due and payable on the Class D Preferred, whether or not such payment is legally permissible or the Corporation fails to make any redemption payment with respect to the Class D Preferred which it is obligated to make, whether or not such payment is legally permissible;

(ii) the Corporation breaches or otherwise fails to perform or otherwise observe any covenant or agreement set forth in Section 12.12 of the Note and Stock Purchase Agreements or the Corporation fails to make any prepayment which it is obligated to make as set forth in Section 10 of the Note and Stock Purchase Agreements;

(iii) the Corporation breaches or otherwise fails to perform or otherwise observe any covenant or agreement set forth in Sections 12.1, 12.2, 12.4, 12.7(a) and (b) insofar as subsections 12.7(a) and (b) relate to the Corporation or CasChem, of the Note and Stock Purchase Agreements or the Corporation or CasChem fails to preserve and keep in full force and effect its corporate existence;

(iv) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth in this Section C of this Restated Certificate of Incorporation, in the Note and Stock Purchase Agreements, in the Notes or in the Registration Rights Agreement;

(v) any material representation or warranty contained in the Note and Stock Purchase Agreements or required to be furnished to any Purchaser of Class D Preferred pursuant to the Note and Stock Purchase Agreements on or before the date of issuance of the Class D Preferred is false or misleading in any material respect on the date made or furnished;

(vi) any written information furnished by the Corporation or any Subsidiary to any holder of Class D Preferred pursuant to the Note and Stock Purchase Agreements after the date of issuance of the Class D Preferred is, to the Corporation's or such Subsidiary's knowledge after due inquiry, false or misleading in any material respect on the date made or furnished;

(vii) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent under the Bankruptcy Code or the Corporation or any Subsidiary is a debtor-in-possession under the Bankruptcy Code; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

(viii) a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

(ix) the Corporation or any Subsidiary defaults in the performance of any obligation, if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity, or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

1B. An Event of Noncompliance will not be deemed to have occurred with respect to the matters described in subdivision VII.lA.(iv) or VII.lA.(v) if the Corporation establishes that (a) in the case of subdivision VII.lA.(iv), the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any Subsidiary and the Corporation has exercised, and continues to exercise, best efforts expeditiously to cure the Event of Noncompliance (if cure is possible), (b) in the case of subdivision VII.lA.(v), the particular Event of Noncompliance has not been caused by a knowing or willful misstatement or misrepresentation on the part of the Corporation, (c) in the case of both such subdivisions, the Event of Noncompliance is not material to the Corporation's financial condition, operations, assets, or business prospects, and (d) in the case of both such subdivisions, the Event of Noncompliance is not material to any holder's investment in the Class D Preferred.

2.	Consequence of Certain Events of Noncompliance.

2A. If an Event of Noncompliance of the type described in subdivision VII.lA.(ii), (iii) or (iv) has occurred and continued for a period of 30 days or any other Event of Noncompliance has occurred, the dividend rate on the Class D Preferred will increase immediately by an increment of 0.5% per annum and dividends shall automatically accrue and shall cumulatively accrue. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate on the Class D Preferred will increase automatically at the end of each succeeding 90-day period by an additional increment of O.5% per annum (but in no event will the dividend rate exceed 10% per annum). Any increase of the dividend rate resulting from the operation of this subdivision will terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this subdivision provided, however, dividends shall continue to accrue automatically (at 8% per annum) and shall cumulatively accrue until 12 months after such Event of Noncompliance shall have been removed and all unpaid dividends due and payable shall have been paid.

2B.  If Events of Noncompliance exist for an aggregate of 365 day (whether or not such days are successive), the Conversion Price of the Class D Preferred will be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment. Notwithstanding the foregoing, if no Events of Noncompliance exist for a period of 365 successive days, previous days in which Events of Non-compliance existed will not be counted in determining such adjustment. In no event will the Conversion Price adjustment be rescinded, and in no event will there be more than one Conversion Price adjustment pursuant to this subdivision.

2C. So long as an Event of Noncompliance of the type described in subdivision VII.lA.(i), (ii) or (iii) has occurred and is continuing, no dividends on the 1981 Preferred Stock shall be declared (except for dividends payable in shares of Common Stock or securities convertible into or rights to acquire Common Stock) and the Corporation shall not redeem any shares of 1981 Preferred Stock. So long as an Event of Noncompliance of the type described in subdivision VII.lA.(i) or (ii) has occurred and is continuing, no dividends on the 1981 Preferred Stock shall be paid (except for dividends payable in shares of Common Stock or securities convertible into rights to acquire Common Stock). If, prior to the payment of a dividend on the 1981 Preferred Stock, an Event of Noncompliance of the type described in subdivision VII.1A.(iii) has occurred, and if such dividend, on the 1981 Preferred Stock had been declared pursuant to the terms and conditions of the 1981 Preferred Stock and such dividend is payable within 30 days of such declaration, such dividend may be paid provided that such payment is made within 30 days of such declaration.  In addition, so long as the Corporation breaches or otherwise fails to perform or observe those provisions of Section 3.1 or 3.2 of the Registration Rights Agreement requiring the Corporation to file registration statements, governing the number of registration rights granted, or otherwise requiring the Corporation to include in a registration statement the Common Stock issuable on conversion of Class D Preferred, the Corporation shall, not redeem any shares of 1981 Preferred Stock.

2D.  If an Event of Noncompliance exists, each holder of Class D Preferred will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

VIII.	Conversions.

1. Conversion Procedure.

1A. At any time up to two days prior to the Redemption Date of any Share of Class D Preferred, the holder thereof may convert all or any portion of such holder's Shares of Class D Preferred into a number of shares of the Class A Common computed by multiplying the number of Shares to be converted by $165 if no Class D-2 Preferred have been issued, or by $210 if the Class D-2 Preferred have been issued pursuant to the terms of the Note and Stock Purchase Agreements, and dividing the result by the Conversion Price then in effect; provided, however, that no Class D-l Preferred may be converted until the earlier of the date of issuance of the Class D-2 Preferred and the Cosan Termination Date.

1B. Each conversion of Class D Preferred will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class D Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of such holder of such Class D Preferred as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby; provided, however, a conversion of Class D Preferred within 10 days after the receipt by a holder of notice of a declaration by the board of directors of the Corporation of a cash dividend on Common Stock will be deemed to have been effected one day prior to the record date for such cash dividend on Common Stock, provided, further that the Class D Preferred so deemed to have been converted shall not be entitled to any dividend on such Class D Preferred resulting from the declaration or payment of such cash dividend on the Common Stock.

1C. As soon as possible after a conversion has been effected, the Corporation will deliver to the converting holder:

(a)           a certificate or certificates representing the number of shares of Class A Common issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b)           payment in an amount equal to all due and payable dividends with respect to each Share of Class D Preferred converted, which have not been paid prior thereto, plus the amount payable under subdivision VIII.IE. below with respect to such conversion; and

(c)           a certificate representing any Shares of Class D Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

1D. If for any reason the Corporation is unable to pay any due and payable dividends on the Class D Preferred being converted, the Corporation will pay such dividends plus an amount equal to 15% per annum of such unpaid dividends, calculated from the date on which payment was due and payable to the date of payment, to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder. No dividends may be paid on the Common Stock so long as there remain due and payable any dividends or interest with respect to the Class D Preferred, provided, however, dividends payable in shares of Common Stock or securities convertible into or rights to acquire Common Stock may be paid.

1E. If any fractional interest in a share of Common Stock would, except for the provisions of this subdivision VIII.IE., be deliverable upon any conversion, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount equal to the Conversion Price of such fractional interest as of the date of conversion; provided that if for any reason the Corporation is unable to pay the Conversion Price of any such fractional interest, the Corporation will issue such fractional share upon the conversion.

1F. The issuance of certificates for shares of Common Stock upon conversion of Class D Preferred will be made without charge to the holders of such Class D Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

1G. The Corporation will not close its books against the transfer of Class D Preferred or of Common Stock issued or issuable upon conversion of Class D Preferred in any manner which interferes with the timely conversion of Class D Preferred.

2.             Conversion Price. The Conversion Price for the Class D-1 Preferred shall initially be $165, and shall be adjusted at the date the Class D-2 Preferred shall have been issued by the Corporation, at which time the Conversion Price for the Class D-l Preferred shall become $210; if no Class D-2 Preferred shall have been issued by the Corporation on or before December 31, 1985 (or such later date as indicated in writing by the holders of at least 50% in principal amount of the Short-Term Promissory Notes, as defined below), such adjustment to the Class D-l Preferred shall no longer be applicable. The Conversion Price for the Class D-2 Preferred shall initially be $210. In order to prevent dilution of the conversion rights granted under this subdivision, the Conversion Price of Class D Preferred will be subject to adjustment from time to time pursuant to this subdivision VIII.

3.	Adjustment of Conversion Price for Diluting Issues, etc.

3A. Formula Adjustments.

(1) Issuance of Additional Shares of Common Stock. In case the Corporation shall at any time or from time to time after the date of the issuance of the Class D-l Preferred issue or sell, or be deemed under any provision of this subdivision VIII to have issued or sold, any additional shares of Common Stock (except for issuances excluded pursuant to subdivision VII1.3H.) whether or not subsequently reacquired or retired by the Corporation, without consideration or for a consideration per share which shall be less than the Conversion Price in effect immediately prior to such issue or sale, then and in each such case, the Conversion Price in effect immediately prior to such issue or sale shall be reduced, effective concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by dividing,

(a)           an amount equal to the sum of (1) the aggregate number of shares of Common Stock out standing immediately prior to such issue and sale, including, without duplication, those deemed to have been issued under any provision of subdivision VIII, and including, without duplication, the shares of Common Stock into which the Class B Preferred and Class C Preferred may be converted, multiplied by the then existing Conversion Price, and (2) the consideration, if any, received by the Corporation upon such issue or sale, by

(b)           the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale, including, without duplication, those deemed to have been issued under any provision of subdivision VIII and including, without duplication, the shares of Common Stock into which the Class B Preferred and Class C Preferred may be converted.

For all purposes of this clause VIII.3A.(i), the provisions of the following subdivisions VIII.3B. through VIII.3G. shall be applicable.

(ii) Liquidating Dividends. If Group declares a dividend upon the Common Stock payable other than in shares of Common Stock or other than out of earnings or earned surplus (determined in accordance with GAAP, consistently applied) (a "Liquidating Dividend"), then Group will pay to the holders of Class D Preferred at the time of payment of a Liquidating Dividend an amount equal to the aggregate value of all Liquidating Dividends which would have been paid on the Common Stock issuable on conversion of Class D Preferred had such Class D Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. For purposes of this subsection (ii), a dividend other than in cash will not be considered payable out of earnings or earned surplus regardless of whether or not earnings or earned surplus are charged an amount equal to the fair value of such dividend.

3B. Options. In case at any time or from time to time the Corporation shall (whether directly or by assumption in a merger or otherwise) grant, issue or sell any Options, whether or not such Options are immediately exercisable, then the maximum number of shares of Common Stock issuable upon the exercise of such Options (or issuable upon the conversion of any Convertible Securities issuable pursuant to such Options), without regard to any provision for subsequent adjustment of such number, shall be deemed to be outstanding and to have been issued immediately after the opening of business on the date of the grant of such Options.

3C. Convertible Securities, In case at any time or from tine to time the Corporation shall (whether directly or by assumption in a merger or otherwise) issue or sell any Convertible Securities (other than any Convertible Security issued pursuant to an Option and the shares of Common Stock issuable upon the conversion of which have been or are to be deemed issued pursuant to subdivision VIII.3B.), whether or not such Convertible Securities are immediately convertible, or exchangeable into Common Stock, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities without regard-to any provision for subsequent adjustment of such number shall be deemed to be outstanding and to have been issued immediately after the opening of business on the date of the issuance or sale of such Convertible Securities.

3D. Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

3E. Stock Dividends. Subdivisions, etc. In case at any time or from time to time after the date of the issuance of the Class D Preferred the Corporation shall (i) declare or pay any dividend or make any other distribution upon any capital stock of the Corporation which is payable in Common Stock or Convertible Securities, or (ii) effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, in any such event, the total number of additional shares of Common Stock, or (in the case of any such dividend or distribution payable in Convertible Securities) Convertible Securities issuable in payment of such dividend or distribution or to give effect to such sub division shall be deemed to have been issued immediately after the close of business on the record date (or other date) for the determination of holders of any class of securities in connection with such dividend, distribution, or subdivision.

3F. Determination of Consideration.

(i) Cash Consideration. In case of the issuance of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares of Common Stock are offered by the Corporation for subscription, the subscription price, or, if such shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price); after deducting therefrom (in cases other than issuances involving an underwritten public offering or a shelf registration on customary terms) any expenses incurred in connection therewith other than any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services. The consideration for shares of Common Stock deemed to have been issued under subdivision (ii) or (ill) of this subdivision shall be deemed to have been received by the Corporation at the time such shares of Common Stock are deemed to have been Issued.

(ii) Consideration other than Cash. In case of the issuance (otherwise than as a dividend or other distribution on any class of capital stock of the Corporation or upon conversion or exchange of any Convertible Securities or upon any exercise of any Options) of shares of Common Stock for a consideration part or all of which shall be ether than cash, the amount of the consideration therefor other than cash shall be the fair value thereof as determined by the board of directors of the Corporation, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock on the date fixed for the determination of security holders entitled to receive such Common Stock.

(iii) Options and Convertible Securities. In case of the issuance of shares of Common Stock deemed to occur under subdivisions (3B) or (3C) with respect to the conversion or exchange of any Convertible Securities (other than Notes or Class D Preferred) or the exercise of any Options of the Corporation, the amount of the consideration received by the Corporation for such shares of Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Corporation upon the issuance of such Convertible Securities or the grant of such Options, as the case may be, plus (b) the minimum amount of the consideration, if any, other than the consideration received for such Convertible Securities or Options, received or deemed to be received by the Corporation (except on adjustment of interest or dividends) upon such conversion, exchange or exercise without regard to any provision for adjustment of such consideration. In determining the amount of the consideration received by the Corporation upon the issuance of such Convertible Securities or the grant of such Options, as the case may be, (x) except as otherwise provided in the following clauses (y) and (z), the amount of the consideration in cash and other than cash shall be determined pursuant to subdivisions VIII.3F(i). and VIII.3F(ii). (in each case as if all references therein to "shares of Common Stock", "shares" or "Common Stock" were references to such Convertible Securities or Options), (y) any such Convertible Securities or Options issued by way of dividend or other distribution on any class of capital stock of the Corporation shall be deemed to have been issued without consideration, and (z) if securities of the same class or series of a class as such Convertible Securities or Options were issued or granted for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Corporation upon the issuance or grant of each of the securities of such class or series, as the case may be, shall be deemed to be the mean average amount of the consideration received by the Corporation upon the issuance of all the securities of such class or series, as the case may be. Any Convertible Securities issued or any Option granted as a dividend or other distribution on any class of capital stock of the Corporation shall be deemed to have been issued or granted immediately after the opening of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and without consideration.

(iv) Stock Dividends, etc. In case shares of Common Stock are deemed to have been issued pursuant to subdivision VIII.3E., relating to stock dividends and subdivisions, such shares shall be deemed to have been issued without consideration.

30. Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subdivision VIII.3.

3H. Certain Issues Excepted. Anything in this subdivision VIII to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in respect of any of the following (without duplication):

(i) the issuance, exchange or transfer of the Notes or the issuance of Common Stock upon conversion of the Notes;

(ii) the issuance, exchange or transfer of the Class D Preferred or the issuance of Common Stock upon conversion of the Class D Preferred;

(iii) shares of Common Stock previously deemed to have been issued pursuant to subdivision VIII.3B. or VIII.3C;

(iv) the issuance of up to 8,000 shares of Common Stock in connection, with the employment of any Person by the Corporation or any Subsidiary including the issuance of options or rights with respect thereto; and

(v) the issuance of shares of Common Stock, and other securities upon the conversion of the Corporation's Class B Common, Class B Preferred and Class C Preferred in accordance with the terms in existence and applicable to such conversion on the date hereof.

31. Determination of Consideration Under Certain Circumstances. Anything herein to the contrary notwithstanding, in case at any time after the date hereof the Corporation shall issue any shares of Common Stock or Convertible Securities, or any rights or options to purchase any such Common Stock or Convertible Securities, in connection with the acquisition by the Corporation or a Subsidiary of the stock or assets of any other corporation or the merger of any other corporation into the Corporation or a Subsidiary (or the merger of a Subsidiary into another corporation which thereby becomes a Subsidiary) under circumstances where on the date of the issuance of such shares of Common Stock or Convertible Securities or such rights or options the consideration per share received for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities or such rights or options are convertible is less than an amount equal to the then Conversion Price, but on the date the number of shares of Common Stock or Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities) or the number of such rights or options (or the terms by which such number shall be determined) was approved by the Board of the Corporation (as evidenced by a resolution thereof) the consideration received per share for such Common Stock or deemed to have been received for the Common Stock into which such Convertible Securities or such rights or options are convertible or for which they are exercisable would not have been less than an amount equal to the Conversion Price thereof, such shares of Common Stock shall not be deemed to have been issued for less than an amount equal to the Conversion Price.

4.	Other Securities.

In case any Other Securities shall be issued or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Corporation (or any issuer of Other Securities or any other Person referred to in subdivision VIII.5.) or to subscription, purchase or other acquisition pursuant to any Convertible Securities or Options issued by the Corporation (or any other issuer or Person) for a consideration such as to dilute the conversion rights of the holders of the Class D Preferred, the computations, adjustments and readjustments provided for in this subdivision VIII with respect to the Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the conversion of the Class D Preferred, so as to protect the holders of the Class D Preferred against the effects of such dilution.

5.	Adjustments for Consolidation, Merger, Sale of Assets. Reorganization, etc.

5A. General Provisions. In case at any time the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation, common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as a "Transaction", the date of the consummation of the Transaction being hereinafter referred to as the "Consummation Date"), the Corporation (in the case of a recapitalization of the Common Stock) or such other corporation or entity (in each other case) being hereinafter referred to as the "Acquiring Company", and the common stock (or equivalent equity interests) of the Acquiring Company being hereinafter referred to as the "Acquirer's Common Stock"), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in subdivision VIII, each holder of Shares of Class D Preferred, upon the conversion thereof at any time after the consummation of the Transaction, shall be entitled to receive, in lieu of the Stock or Other Securities issuable upon such conversion prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Transaction if such holder had converted such Shares of Class D Preferred immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this subdivision VIII).

5B. Marketable Stock. The Corporation will not enter into or be a party to any Transaction following the consummation of which any holder of Shares of Class D Preferred would be entitled in accordance with the foregoing provisions of this subdivision VIII.5. to receive Acquirer's Common Stock or other securities of the Acquiring Company upon conversion of such Shares of Class D Preferred unless, immediately following the consummation thereof on the Consummation Date, all of the following requirements are fulfilled as to the Acquiring Company:

(i) its common stock is listed on the New York Stock Exchange or the American Stock Exchange and such common stock continues to meet the requirements for listing thereon, and

(ii) it is required to file, and in each of its three fiscal years immediately preceding the Consummation Date has filed, reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

5C. Assumption of Obligations. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the Corporation will not effect any transaction unless, prior to the consummation thereof, each corporation or entity (other than the Corporation) which may be required to deliver any stock, securities, cash or property upon the conversion of any Shares of Class D Preferred as provided herein shall assume, by written instrument delivered to the holder of such Shares of Class D Preferred, the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such holder may be entitled to receive, and such corporation or entity shall have similarly delivered to such holder an opinion of counsel for such corporation or entity, which counsel shall be reasonably satisfactory to such holder, stating that such Shares of Class D Preferred shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of subdivision VIII shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon the exercise hereof.

6.	Adjustments for Combinations, etc.

In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

7.	Notice of Adjustments of Conversion Price.

Whenever the Conversion Price is adjusted as provided in subdivision VIII, the Corporation shall promptly (and, in any event, not later than the thirtieth day following the occurrence of the event requiring such adjustment) compute the adjusted Conversion Price in accordance with subdivision VIII and shall prepare a report setting forth such adjustment and showing in detail the method of calculation and the facts upon which such adjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted on account therefor and, upon the request of any holder of the Shares of Class D Preferred, shall cause certified public accountants of recognized national standing (which may be the regular auditors of the Corporation) selected by the Corporation to verify such computation and report, if not previously verified at the request of any holder. The Corporation will promptly (and, in any event, not later than such thirtieth day) furnish a copy of each such report and such verification to the holder of any Shares of Class D Preferred, and will, upon the written request at any reasonable time of the holder of any Shares of Class D Preferred, furnish to such holder a like report setting forth the Conversion Price at the time in effect and showing how it was calculated. The Corporation will also keep copies of all such reports and such verifications at its principal office, and will cause the same to be available for inspection at such office during normal business hours by the holder of any Shares of Class D Preferred or any prospective purchaser of any Note designated by the holder of such Shares of Class D Preferred.

7.	Notice of Certain Corporate Action.

In case:

(i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus or at an annualized rate in excess of 120% of the annualized rate of the last cash dividend theretofore paid; or

(ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), any capital reorganization of the Corporation or of any consolidation or merger to which the Corporation is a party, or of the sale or transfer, of all or substantially all of the assets of the Corporation; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

the Corporation shall at least 10 business days prior to the applicable record date hereinafter specified give to each holder of any Shares of Class D Preferred an Officers' Certificate stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (b) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

9.	Other Dilutive Events.

In case any event shall occur as to which the other provisions of subdivision VIII are not strictly applicable but in respect of which the failure to make any adjustment would not in the opinion of any holders of at least 20% in the aggregate of the number of shares of Class D Preferred at the time outstanding or in the opinion of the Corporation fairly protect the conversion rights granted by subdivision VIII in accordance with the essential intent and principles hereof, then, in each such case, upon the written request of such holder or holders or on its own motion, the Corporation shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in subdivision VIII, necessary to preserve, without dilution, such conversion rights. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to the holder of any Shares of Class D Preferred and shall make the adjustments or increases described therein.

10.	No Dilution or Impairment.

The Corporation will not, by amendment of this Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights granted by subdivision VIII against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (i) will not permit the par value of any shares of stock at the time receivable upon the conversion of any Shares of Class D Preferred to exceed the Conversion Price then in effect.

(ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Stock upon any conversion of the Class D Preferred, (iii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the conversion of all of the Shares of Class D Preferred would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Corporation's certificate of incorporation and available for the purpose of issue upon such exercise, and (iv) except as provided herein will not issue any capital stock of any class which is preferred or pari passu as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up.

11.	De Minimis Adjustments of Conversion Price; Optional Reductions.

Notwithstanding any other provision of subdivision VIII to the contrary, no single adjustment in the Conversion Price otherwise required hereunder shall be required unless such adjustment would require an increase or decrease of at least 1/2 of 1% in such price; provided, however, that any adjustments which by reason of this subdivision VIII.11 are not required to be made shall be carried forward and shall be taken into account in any subsequent adjustment and shall be taken into account upon the conversion of any Shares of Class D Preferred; and provided, further, that adjustments shall be required and made in accordance with the provisions of subdivision VIII (other than this subdivision 11) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Anything in subdivision VIII to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those otherwise required by subdivision VIII, as it in its sole discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

12.	Continuing Obligation of the Corporation.

The Corporation will, at the time of conversion of any Shares of Class D Preferred in full or in part, upon the request of any holder thereof, acknowledge in writing its continuing obligation to afford such holder any rights (including, without limitation, any right of registration of the shares of Stock or Other Securities issued upon such conversion) to which such holder shall continue to be entitled after such conversion in accordance with the provisions of this Certificate of Incorporation; provided, however, that if any such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to such holder all such rights.

13.	Mandatory Conversions of Class D Preferred.

Notwithstanding anything to the contrary contained in this Section C, at such time as (i) the Corporation shall have participated in a public offering or offerings of the Common Stock, in which the aggregate price to the public of the securities sold shall have been at least $10,000,000, (ii) the Common Stock was sold to the public at the most recent such offering at a price exceeding the Conversion Price then in effect by not less than 50%, and (ill) the outstanding shares of Class B Preferred and Class C Preferred, if any, are subject to mandatory conversion upon conversion of the Class D Preferred pursuant to this subdivision VIII.13, then all outstanding Shares of Class D Preferred, if any, will, without any action on the part of the Corporation or the holders thereof, be immediately converted into shares of Class A Common in accordance with the terms of this Section C, and thereafter no Shares of Class D Preferred will be outstanding and any holder of a certificate of Shares of Class D Preferred will be deemed to be the holder of the number of Shares of Class A Common into which the Shares of Class D Preferred represented by such certificate were converted pursuant to this subdivision VIII.13.

IX.	Transfer. Exchange and Replacement of Certificates for Class D Preferred.

1. The Corporation will keep at its principal office a register for the registration of Class D Preferred. Upon surrender at such office of any certificate representing Shares of Class D Preferred for conversion or for registration of exchange or (subject to compliance with the applicable provisions of the Registration Rights Agreement) transfer, the Corporation will issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request; provided, however, that no such transfer shall be in violation of the Securities Act of 1933, as amended. Any certificate representing any Shares of Class D Preferred surrendered for registration or transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.

2. The Corporation will pay all costs of all deliveries of certificates representing any Shares of Class D Preferred from the office of the holder thereof to the office of the Corporation to be surrendered pursuant to this subdivision IX.2. (including the cost of insurance against loss or theft in an amount satisfactory to such holder) upon any exchange provided for herein. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate representing any shares of Class D Preferred and, in the case of such loss, theft, destruction or mutilation of any certificate representing any Shares of Class D Preferred, upon delivery of an indemnity bond in such reasonable amount as the Corporation may determine (or in the case of any Shares of Class D Preferred held by the original owner or its nominee, of an unsecured indemnity agreement from such owner or nominee holding such Shares), or in the case of any such mutilation, upon the surrender of such certificate for cancellation at the principal office of the Corporation, the Corporation, at its expense, will execute and deliver, in lieu thereof, a new certificate of like tenor and for an equal number of Shares of Class D Preferred.

X.	Definitions.

"Class D Scheduled Redemption Dates" has the meaning assigned in subdivision VI.1A.

"Convertible Securities" means any evidence of indebtedness, shares of capital stock (other than Class A Common) or other securities directly or indirectly convertible into or exchangeable for Class A Common or any stock into which such Class A Common shall have been changed or any stock resulting from any capital reorganization or reclassification of such Class A Common.

"Conversion Price" of any Share of Class D Preferred means the sum of $210 (or $165 if no Class D-2 Preferred shall have been issued) as adjusted by the provisions of subdivision VIII of this Section C.

"Cosan Purchase Certificate" means the Certificate substantially in the form of Exhibit H to the Note and Stock Purchase Agreements.

"Delayed first Closing Dates" means, collectively, each date upon which shares of Class D-l Preferred shall have been issued pursuant to the Note and Stock Purchase Agreements subsequent to the First Closing Date.

"Escrow Agreement" means the Escrow Agreement as defined in the Note and Stock Purchase Agreements.

"Event of Noncompliance" has the meaning assigned in subdivision VII.

"First Closing Date" means the initial date upon which shares of Class D-l Preferred shall have been issued pursuant to the Note and Stock Purchase Agreements.

"GAAP" means generally accepted accounting principles as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession.

"Junior Securities" has the meaning assigned in subdivision VI.3. of Section A hereof.

"Liquidating Dividend" has the meaning assigned in subdivision VIII.3A.(ii).

"Liquidation Value" as to any Share of Class D Preferred as of any particular date will be equal to the sum of $210 plus any due and payable but unpaid dividends on such Share.

"NASDAQ" means the NASDAQ interdealer quotation system maintained by the National Association of Securities Dealers, Inc., or any successor composite reporting service.

"Note and Stock Purchase Agreements" means the Note and Stock Purchase Agreements between the Corporation, and each of a group of investors and in connection with which the Corporation adopted this Restated Certificate of Incorporation and agreed to issue the Class D Preferred.

"Notes" means the 9% Convertible Subordinated Notes due June 30, 1997, issued by the Corporation pursuant to the Note and Stock Purchase Agreements.

"Officers' Certificate" means a certificate executed on behalf of the Corporation by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Vice President-Finance or Treasurer or one of its Assistant Treasurers.

"Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Class A Common or Convertible Securities.

"Other Securities" means any stock (other than Common Stock) and other securities of the Corporation or any other person (corporate or otherwise) which the holders of the Class D Preferred at any tine shall be entitled to receive, or shall have received, upon the conversion of the Class D Preferred, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or such other securities pursuant to the Note and Stock Purchase Agreements.

"Redemption Date" has the meaning assigned in subdivision VI.3B.

"Redemption Price" has the meaning assigned in subdivision VI.3A.

"Registration Rights Agreement" means the Registration Rights Agreement contemplated by the Note and Stock Purchase Agreements between the Corporation and the initial purchasers of Class D Preferred or securities convertible into Class D Preferred.

"Second Closing" has the meaning assigned in the Note and Stock Purchase Agreements.

"Short-Term Promissory Notes" and "Short-Term Promissory Notes-Series 1" have the meanings assigned in the Note and Stock Purchase Agreements.

"Subsidiary" has the meaning assigned in the Note and Stock Purchase Agreements.

XI.	Notices.

All notices referred to herein, except as otherwise provided, will be made by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so mailed.

SECTION D.  SERIES PREFERRED STOCK

The Series Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)           the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Series Preferred stock shall not exceed Five Million (5,000,000));

(b)           the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates)

(c)           whether the shares of such series shall be redeemable and/ if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d)           the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(e)           whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)           whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(g)           the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(n) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of Series Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

The number of authorized shares of Series Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Series Preferred Stock as a class.

FIFTH:           The Corporation is to have perpetual existence.

SIXTH:          (a) Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, another class to hold office initially for a term expiring at the annual meeting of stockholders in 1989, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

(b)           Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

(c)           Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the directors or the sole director then remaining in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)           Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

(e)           Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-Laws of the Corporation.

(f)           In furtherance and not in the limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, but the stockholders may adopt additional By-Laws and may amend or repeal By-Laws whether or not adopted by them provided that the affirmative vote of the holders of at least two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required for any such adoption of additional By-Laws, amendment or repeal.

(g)           Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least two-thirds of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SIXTH or to adopt any provision inconsistent herewith.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

EIGHTH:  The Corporation shall, to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, other than one mandating lesser indemnification, only to the extent that such amendment permits the Corporation to provide broader indemnification than said law permitted the Corporation to provide prior to such amendment) indemnify all persons whom it may indemnify pursuant thereto.

NINTH:   The Corporation reserves the right to amend/ alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stock-holders herein are granted subject to this reservation.

TENTH:   No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived any improper personal benefit.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4.  This Restated Certificate of Incorporation was duly adopted at a special meeting of the stockholders by the stockholders entitled to vote thereon, in accordance, with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Cambrex Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Cyril C. Baldwin, Jr., its President, and attested by Irving Needleman, its Secretary, this16th day of September, 1987.

Cambrex Corporation

Vice President

secretary

State of Delaware
Office of the Secretary of State
_____________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF "CAMBREX CORPORATION", FILED IN THIS! OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 1987, AT 10 O'CLOCK A.M.

2018808 8100	Edivard J. Freel, Secretary of
991465351	State AUTHENTICATION: 0 059 939
DATE: 11-02-99

8703070030

CERTIFICATE OF RETIREMENT OF STOCK	FILED

NOV 3, 1987

CAMBREX CORPORATION, a corporation organized and existing under The General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Cambrex Corporation, a resolution was duly adopted retiring shares of the capital stock of said corporation, which were issued but not outstanding, to the extent hereinafter set forth, and which retired shares had capital applied in connection with their acquisition.

SECOND: The shares of capital stock of the corporation, which are retired, are identified as being Four Hundred Thousand (400,000) shares of the Class A 8.25% Cumulative Preferred Stock with a par value of ten cents ($O.10) per share.

THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissue of the shares of Class A 8.25% Cumulative Preferred Stock when so retired and that the shares so retired constitute all the authorized shares of Class A 8.25% Cumulative Preferred Stock; and pursuant to the provisions of section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as therein provided, the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the corporation by the elimination therefrom of all reference to said Class A 8.25% Cumulative Preferred Stock, comprising Four Hundred Thousand (400,000) shares of the par value of ten cents ($0.10) each.

IN WITNESS WHEREOF, said Cambrex Corporation has caused this certificate to be signed by John P. Lynch, its Vice President, and attested by Irving Needleman, its secretary, this 27th day of October, 1987.

CAMBREX CORPORATION

Secretary

State of Delaware
Office of the Secretary of State  PAGE 1
_____________________________

I, EDWARD J. FREEL/ SECRETARY OP STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AMD CORRECT COPY OF THE CERTIFICATE OF THE CERTIFICATE OF RETIREMENT OF “CAMBREX CORPORATION FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 1987, AT 10:01 O’CLOCK A.M.

2018808 8100	Edivard J. Freel, Secretary of
991465351	State AUTHENTICATION: 0059940
DATE: 11-02-99

8703070031

' 23L2K

nov 3 m
CERTIFICATE OP RETIREMENT OfSTOCK

CAMBREX CORPORATION, a corporation organized and existing under The General Corporation Law of the State of Delaware,

Does Hereby Certify:

FIRST! That at a meeting of the Board of Directors of Cambrex Corporation, a resolution was duly adopted retiring shares of the capital stock of said corporation, which were issued but not outstanding, to the extent hereinafter set forth, and which retired shares had no capital applied to their acquisition.

SECOND: The shares of capital stock of the corporation, which are retired, are identified as being Forty Thousand Five Hundred Ninety-Seven (40,597) shares of the Class B 8.25% Cumulative Convertible Preferred Stock with a par value of ten cents ($0.10) per share.

THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissue of the shares of Class B 8.25% Cumulative Convertible Preferred Stock when so retired and that the shares so retired constitute all the authorized shares of Class B 8.25% Cumulative Convertible Preferred Stock; and pursuant to the provisions of section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as therein provided, the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the corporation by the elimination therefrom of all reference to said Class B 8.25% Cumulative Convertible Preferred Stock, comprising Forty Thousand Five Hundred Ninety-Seven (40,597) shares of the par value of ten cents ($0.10) each.

IN WITNESS WHEREOF, said Cambrex Corporation has caused this certificate to be signed by John P. Lynch, its Vice President, and attested by Irving Needleman, its secretary, this 27th day of October, 1987.

CAMBREX CORPORATION

State of Delaware
Office of the Secretary of State
_____________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF “CAMBREX CORPORATION”, FILED IN THIS OFFICE ON THE THIRD DAY OF NOVEMBER, A.D. 1987, AT 10:02 O’CLOCK A.M. 1987,_AT 10:02

2018808 8100	Edivard J. Freel, Secretary of
991465351	State AUTHENTICATION: 0059 941
DATE: 11-02-99

2812K

6703070032
FILED
NOV 3 1887
CERTIFICATE OP RETIREMENT OF STOCK

CAMBREX CORPORATION, a corporation organized and existing under The General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Cambrex Corporation, a resolution was duly adopted retiring shares of the capital stock of said corporation, which were issued but not outstanding, to the extent hereinafter set forth, and which retired shares had no capital applied to their acquisition.

SECOND: The shares of capital stock of the corporation, which are retired, are identified as being Nineteen Thousand Four Hundred Three (19,403) shares of the Class C Convertible Preferred Stock with a par value of ten cents ($0.10) per share.

THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissue of the shares of Class C Convertible Preferred Stock when so retired and that the shares so retired constitute all the authorized shares of Class C Convertible Preferred Stock; and pursuant to the provisions of section 243 of the General Corporation Law of the

23L2K

State of Delaware; upon the effective date of the filing of this certificate as therein provided, the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the t corporation by the elimination therefrom of all reference to said Class C Convertible Preferred Stock comprising Nineteen Thousand Four Hundred Three (19,403) shares of the par value of ten cents ($0.10) each.

IN WITNESS WHEREOF, said Cambrex Corporation has caused this certificate to be signed by John P. Lynch, its Vice .President, and attested by Irving Needlenan, its secretary, this 27th day of October, 1987.

CAMBREX CORPORATION

President

ATTESTt

State of Delaware
Office of the Secretary of State
_____________________________

I,   EDWARD J.   FREEL,   SECRETARY OF STATE OF THE STATE OF: DELAWARE,   DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF_ THE CBRTIFICATEJ"OF RETIREMENT Ol^^CAMBREX CORPORATION" FILED IN THIS 10:03 O’

2018808 8100	Edivard J. Freel, Secretary of
FILED NOV 3, 1987
991465351	State AUTHENTICATION: 0059 942
DATE: 11-02-99

8703070033

CERTIPICATE OF RETIREMENT OF STOCK

CAMBREX CORPORATION, a corporation organized existing under The General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

PIRST:  That at a meeting of the Board of Directors of Cambrex Corporation, a resolution was duly adopted retiring shares of the capital stock of said corporation, which were issued but not outstanding, to the extent hereinafter set forth, and which retired shares had no capital applied to their acquisition.

SECOND: The shares of capital stock of the corporation, which are retired, are identified as being Seventy-Three Thousand Eighty-Nine (73,089) shares of the Class D Convertible Preferred Stock with a par value of ten cents ($0.10) per share.

THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissue of the shares of Class D Convertible Preferred Stock when so retired and that the shares so retired constitute all the authorized shares of Class D Convertible Preferred Stock; and pursuant to the provisions of section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as therein provided, the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the corporation by the elimination therefrom of all reference to said Class D Convertible Preferred Stock, comprising Seventy-Three Thousand Eighty-Nine (73,089) shares of the par value of ten cents ($0.10) each.

IN WITNESS WHEREOF, said Cambrex Corporation has caused this certificate to be signed by John P. Lynch, its Vice President, and attested by Irving Needleman, its secretary, this 27th day of October, 1987.

CAMBREX CORPORATION

Secretary

State of Delaware
Office of the Secretary of State
_____________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF_BRSI FILED IN THIS OFFICE 12 O' CLOCK P.M. OF%!«CAMBPEX CORPORATION", S — ^   .D. 1996/ M^

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF_BRSI FILED IN THIS OFFICE 12 O' CLOCK P.M.

0059943 11-02-99

2018808 8100	Edward /. Free/,
Secretary of State
991465351	AUTHENTICATION:

DATE:

STATE DF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 06/12/1996
96O171193 - 2018808

CERTIFICATE OF DESIGNATION OF SERIES E JUNIOR
PARTICIPATING CUMULATIVE PREFERRED STOCK

Par Value $1.00 Per Share

of CAMBREX CORPORATION

Pursuant to Section 151 of the General Corporation Law of the state of Delaware

We, Steven M. Klosk, Vice President - Administration, and Peter E. Thauer, Esq., Vice President -Law and Environment, General Counsel and Secretary, of Cambrex Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"). in accordance with the provisions of Section 103 thereof, DO hereby CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended, the said Board of Directors on May 23, 1996, by the affirmative vote of at least a majority of the members of the Board of Directors, adopted the following resolution creating a series of one hundred thousand (100,000) shares of Series E Junior Participating Cumulative Preferred Stock, par value $1.00 per share:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions o£ its Restated Certificate of Incorporation (the "Restated Certificate"), a series of Series Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

20182301. Ot

Section 1. Designation and Amount

The shares of such series shall be designated as Series E Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock") and the number of shares constituting such aeries shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

Section 2. Dividends and Distributions..

(A) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock,  or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

20182301.Ot

(B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Pay- ment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends or such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. ~ The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

20182301.04

Section 3. Voting Rights.

The holders of shares of Junior Preferred Stock shall have the following voting rights.

(A)           Subject to the provisions for adjustment as hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by classification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediate-ly after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, in the Restated Certificate, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all natters submitted to a vote of stockholders of the Corporation.

20182301.04

(C) If at any time the Corporation shall not have declared and paid all accrued and unpaid dividends on the Junior Preferred Stock as provided in Section 2 hereof for four consecutive Quarterly Dividend Payment Dates, then, in addition to any voting rights provided for in paragraphs (A) and (B), the holders of the Junior Preferred Stock shall have the exclusive right, voting separately as class, to elect two directors on the Board of Directors of the Corporation (such directors, the “Preferred Directors"). The right of the holders of the Junior Preferred Stock to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Junior Preferred Stock shall have thus become entitled to elect Preferred Directors, a special meeting of shareholders shall be called for the purpose of electing such Preferred Directors, to be held within 30 days after the right of the holders of the Junior Preferred Stock to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or the by-laws of the Corporation for giving notice of a special meeting of shareholders (provided, however, that such a special meeting shall not be called if the annual meeting of shareholders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the holders of the Junior Preferred Stock shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding Junior Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Junior Preferred Stock at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends or, make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that the corporation may at any tine redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Junior Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

2018201.04

Section 5. Reacquired Shares.

Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series Preferred Stock, without designation as to series, and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate, in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise.required by law.

Section 6. Liquidation, Dissolution or Winding-Up

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock unless prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation. dissolution or winding-up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock are entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

2O1823O1.M

Section 7. Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption.

The shares of Junior Preferred Stock shall not be redeemable.

Section 9. Rank

Unless otherwise provided in the Restated Certificate or a certificate of designation relating to a subsequent series of preferred stock of the Corporation, the Junior Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of the Corporation.

Section 10. Amendment

The Restated Certificate, as amended and restated, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred stock, voting together as a single series.

Section 11. Fractional Shares.

Junior Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred stock.

IN WITHNESS WHEREOF, this Certificate of Designation is executed on behalf of the
Corporation by its Vice president and Attested by its Secretary this fifth day of June, 1996

Vice President – Administration

ATTEST:

Vice President – Law and Environmental
General Counsel and Secretary

20182301.04

State of Delaware Office of the
Secretary of State  page   1
_____________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFYTHEATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CAMBREX CORPORATION", FILED IN THISOFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 1999, AT 2 O'CLOCK I

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.
1 T –

2018808 8100	Edivard J. Freel, Secretary of
991462983	State AUTHENTICATION:0057426
DATE: 11-02-99

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 11/01/1999
991462983 - 2018808

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CAMBREX CORPORATION

Pursuant to Section 242 of the General Corporation

Law of the State of Delaware

CAMBREX CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the"General Corporation Law"), hereby certifies as follows:~

FIRST: That the Board of Directors of the Corporation, at a meeting of its members, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

1.            The Certificate of Incorporation of the Corporation is hereby amended by the amendment of the first paragraph of ARTICLE FOURTH thereof to read in its entirety as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 66,263,835 shares, consisting of 400,000 shares of Class A 8.25% Cumulative Preferred Stock, par value $.10 per share (the "Class A Preferred"), 40,597 shares of Class B 8.25% Cumulative Convertible Preferred Stock, par value $.10 per share (the "Class B Preferred"), 19,403 shares of Class C Convertible Preferred Stock,

20853285 01

par value $.10 per share (the "Class C Preferred"), 73,089 shares of Class D 8% Convertible Preferred Stock, par value $.10 per share (the "Class D Preferred11), 5,000,000 shares of Series Preferred Stock, par value $.10 per share (the "Series Preferred Stock"), 730,746 shares of Nonvoting Common Stock, par value $. 10 per share (the "Nonvoting Common"), and 60,000,000 shares of Common Stock, par value $.10 per share (the "Voting Common"). The Class B Preferred and the Class C Preferred are referred to herein collectively as the "1981 Convertible Preferred Stock"; the 1981 Convertible "' Preferred Stock and the Class A Preferred are referred to herein collectively as the "1981 Preferred Stock"; the 1981 Preferred Stock and the Class D Preferred are referred to herein collectively as the "Preferred Stock"; and the Voting Common and the Nonvoting Common are referred to herein collectively as the "Common Stock". A share of Preferred Stock will be referred to herein as a "Share". The Voting Common is also referred to herein as the "Class A Common" and the Non-voting Common is also referred to herein as the "Class B Common". Unless otherwise provided, other capitalized terms used in Section A of this Article FOURTH are defined in subdivision VI ' thereof, other capitalized terms used in Section C of this Article FOURTH are defined in subdivision VIII thereof and definitions set forth in any Section of this Article FOURTH apply only to capitalized terms used in such Section. All cross-references in each Section of this Article FOURTH refer to other parts, paragraphs and subdivisions in such Section unless otherwise indicated.

SECOND: That at a special meeting and vote of the stockholders of the Corporation called and held in accordance with Section 222 of the General Corporation Law on April 28, 1998. a majority of the outstanding stock entitled to vote thereon has voted in favor of the foregoing amendment.

THIRD: The Amendment to the Certificate of Incorporation of the Corporation set forth in paragraph FIRST above was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

20853285.1

, IN WITNESS WHEREOF, I, the undersigned Steven M. Klosk, being the Executive Vice President – Administration, for the purpose of amending the Certificate of Incorporation of the corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, do make and file this Certification, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of October, 1999

[Corporate  Seal]

Executive Vice President
Administration

ATTEST:

Senior Vice President
General Counsel and Secretary

2048XSS.O-I

State of Delaware
Office of the Secretary of State STATE PAGE   l
_____________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CQRRECTION OF "CAMBREX CORPORATION” FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 1999, AT 2:01 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED NEW CASTLE COUNTY RECORDER OF DEEDS.

2018808 8100	Edivard J. Freel, Secretary of	TO THE
991462987	State AUTHENTICATION:00588j14
DATE: 11-02-99

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:01 PM 11/01/1999
991462987 - 2018S08

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF DESIGNATION
OF CAMBREX CORPORATION
Pursuant to Section 103(f)General Corporation
Law of the State of Delaware

We Steven M. Kiosk. Executive Vice President - Administration, and Peter E. Thauer, Esq. Vice President • Law and Environment, General Counsel and Secretary, of Cambrex Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

1. That the heading of the Certificate of Designation of Series E Junior Participating Cumulative Preferred Stock of the Corporation, filed June 12, 1996 (the "Certificate of Designation), is hereby corrected by changing the par value of such series of Preferred Stock designated therein to ten cents ($.10) per share and shall read in its entirety as follow*:

"CERTIFICATE OF DESIGNATION OF SERIES E JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK Par Value $.10 Per Share.

2. That the first paragraph of the Certificate of Designation is hereby corrected to conform with the correction described in paragraph 1 above and shall read in its entirety as follows:

"That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended, the said Board of Directors on May 23, 1996, by the affirmative vote of at least a majority of the members of the Board of Directors, adopted the following resolution creating

20653631.01

a series of one hundred thousand (100,000) shares of Series E Junior Participating Cumulative Preferred Stock, par value S.10 per share:".

3.   That Section 1 of the Certificate of Designation is hereby corrected to conform with the correction described in paragraph 1 above to read in Its entirety as follows:

"Section 1.   Designation and Amount.                                                                           .

The shares of such series shall be designated as Series E Junior Participating Cumulative Preferred Stock, par value $.10 per share (the "Junior Preferred Stock") and the number of shares constituting such series shall be one hundred thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock."

20653351.01

IN WITNESS WHEREOF, this Certificate of Correction is executed on behalf of the Corporation by its Executive Vice President and attested by its Secretary this 30th day of
October, 1999.

Executive Vice President - Administration

ATTEST;

Vice President –Law and
Environment, General
Counsel and Secretary

7OTRL P«3E.09 **

State.of Delaware
Office of the Secretary of State   PAGE
_____________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “CAMBREX CORPORATION” FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 1999, AT 2:02 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2018808 8100	Edivard J. Freel, Secretary of	TO THE
991462994	State AUTHENTICATION:0058^8484
DATE: 11-02-99

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION \0F CORPORATIONS
FILED 02:02 PM 11/01/1999
991462994 - 2018808

CERTIFICATE OF DESIGNATION OF SERIES E JUNIOR
PARTICIPATING CUMULATIVE PREFERRED STOCK
Par Value $.10 Per Share

of
CAMBREX CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

We, Steven M. Klosk, Executive Vice President - Administration, and Peter E. Thauer, Esq., Vice President • Law and Environment, General Counsel and Secretary, of Cambrex Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY.

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended, the said Board of Directors, by the affirmative vote of at least a majority of the members of the Board of Directors, increased the number of designated shares of Series E Junior Participating Cumulative Preferred Stock, par value $.10 per share, to three hundred thousand (300,000)

T20854211.1

IN WITNESS WHEREOF, this Certificate of designation is executed on behalf of the Corporation by its Vice President and attested by its Secretary this 3rd day of October, 1999

Executive Vice President-
Administration

Vice President-Law and Enviroment, General Counsel And Secretary

State of Delaware

Office of the Secretary of State
_____________________________

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CAMBREX CORPORATION", FILED IN THIS OFFICE ON THE SEVENTH DAY OF JUNE, A.D. 2001, AT 3:30 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State
2018808 8100	AUTHENTICATION: 1178370
010275168	DATE: 06-08-01

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 06/07/2001
010275168 - 2018808

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CAMBREX CORPORATION
Pursuant to Section 242 of the General Corporation Law of the State of Delaware

CAMBREX CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, at a meeting of its members, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

1. The Certificate of Incorporation of the Corporation is hereby amended by the amendment of the first paragraph of ARTICLE FOURTH thereof to read in its entirety as follows:

FOURTH: The total number of shares or all classes of stock which the Corporation shall have the authority to issue is 106,263,835 shares, consisting of 400,000 shares of Class A 8.25% Cumulative Preferred Stock, par value S. 10 per share (the "Class A Preferred"), 40,597 shares of Class B 8.25% Cumulative Convertible Preferred Stock, par value $.10 per share (the "Class B Preferred), 19,403 shares of Class C Convertible Preferred Stock, par value $.10 per share (the "Class C Preferred"), 73,089 shares of Class D 8% Convertible Preferred Stock, par value $.10 per share (the "Class D Preferred"), 5,000,000 shares of Series Preferred Stock, par value $.10 per share (the "Series Preferred Stock"), 730,746 shares of Nonvoting Common Stock, par value $.10 per share (the "Nonvoting Common"), and 100,000,000 shares of Common Stock par value $.10 per share (the "Voting Common"). The Class B Preferred and the Class C Preferred are referred to herein collectively as the "1981 Convertible Preferred Stock"; the 1981 Convertible Preferred Stock and the Class A Preferred are referred to herein collectively as the "1981 Preferred Stock"); the 1981 Preferred Stock and the Class D Preferred are referred to herein collectively as the "Preferred Stock"; and the Voting Common and the Nonvoting Common are referred to herein collectively as the '"Common Stock". A share of Preferred Stock will be referred to herein as a "Share". The Voting Common is also referred to herein as the "Class A Common" and the Non-voting Common is also referred to herein as the "Class B Common". Unless otherwise provided, other capitalized terms used in Section A of this Article FOURTH are defined in subdivision VI thereof, other capitalized terms used in Section C of this Article FOURTH arc defined in subdivision VIII thereof and definitions set forth in any Section of this Article FOURTH apply only to capitalized terms used in such Section. All cross-references in each Section of this Article FOURTH refer to other parts, paragraphs and subdivisions in such Section unless otherwise indicated; and further

SECOND: That at a special meeting and vote of the stockholders of the Corporation called and held in accordance with Section 222 of the General Corporation Law on April 26, 2001, a majority of the outstanding stock entitled to vote thereon has voted in favor of the foregoing amendment.

THIRD: The Amendment to the Certificate of Incorporation of the Corporation set forth in paragraph FIRST above was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, I, the undersigned Steven M. Kiosk, being the Executive Vice President-Administration, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, do make and file this Certification, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand, this 7th day of June, 2001.

(Corporate Seal]

Steven M. Kiosk
Executive Vice President-Administration

ATTEST:

Peter E. Thauer
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:49 PM 05/01/2007
FILED 02:39 PM 05/01/2007 SRV 070501450 - 2018808 FILE

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF INCORPORATION

Cambrex Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (this "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted approving a proposed amendment of the Restated Certificate of Incorporation of the Corporation (the "Amendment") and the Board of Directors declared the Amendment to be advisable and in the best interests of the Company and its stockholders and directed that such Amendment be submitted for consideration and approval by the stockholders of the Corporation at the annual meeting of the Corporation held on April 26,2007 (the "Annual Meeting").

SECOND: That the Certificate of Incorporation of the Corporation is hereby amended by striking out Article SIXTH thereof in its entirety and by substituting the following new Article SIXTH:

"SIXTH: (a) Except as otherwise fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. Subject to the provisions of this Article SIXTH below, until the 2010 annual meeting of stockholders when the following classification shall cease, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, another class to hold office initially for a term expiring at the annual meeting of stockholders in 1989, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, with the members of each class to hold office until the successors are elected and qualified. At each annual meeting of the stockholders of the Corporation until the 2008 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors elected at and after the 2008 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.

(b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

(c) Except as otherwise provided for or fixed by or pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the directors or the sole director then remaining in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director’s successor shall have been elected and qualified, including in circumstances where such director’s predecessor was elected to a longer term.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

(e) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.  Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-Laws of the Corporation.

(f) In furtherance and not in the limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, but the stockholders may adopt additional By-Laws and may amend or repeal By-Laws whether or not adopted by them provided that the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, is required for any such adoption of additional By-Laws, amendment or repeal.

(g) Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article SIXTH or to adopt any provision inconsistent herewith.”

THIRD:  That at the Annual Meeting, the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH:  That the Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Corporation has caused this certificate to be executed by its authorized officer on this __ day of April, 2007.

CAMBREX CORPORATION

By:	/s/ Peter E. Thauer
Name:	Peter E. Thauer
Title:	Senior Vice President

State of Delaware
Secretary o£ State
Division of Corporations Deliver 01:28 PM 06/06/2006
FILED 01:07 PM 06/06/2006 SRV 060545138 - 2018808 File

CERTIFICATE OF ELIMINATION

OF THE

SERIES E JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK

OF

CAMBREX CORPORATION

- - - - - - - - - - - - - - - - - - - - - - - - -

Under Section 151 of the General Corporation Law

- - - - - - - - - - - - - - - - - - - - - - - - -

Pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation (the “Corporation”) does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth the proposed elimination of the Series E Junior Participating Cumulative Preferred Stock, par value $.10 per share (the “Series E Preferred Stock”), of the Corporation established pursuant to a Certificate of Designation filed with the Secretary of State of the State of Delaware, as set forth herein:

RESOLVED, that no shares of the Series E Preferred Stock of the Corporation are outstanding and none will be issued; and

RESOLVED FURTHER, that a Certificate of Elimination be executed, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Restated Certificate of Incorporation of the Corporation all reference to the series of preferred stock designated as the “Series E Junior Participating Cumulative Preferred Stock.”

SECOND:  None of the authorized shares of the Series E Preferred Stock are outstanding and none will be issued.

THIRD:  That in accordance with the provisions of Section 151 of the DGCL, the Restated Certificate of Incorporation of the Corporation is hereby amended to eliminate all reference to the series of Series Preferred Stock designated as the “Series E Junior Participating Cumulative Preferred Stock.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Peter E. Thauer, its Senior Vice President, General Counsel and Secretary, this 6th day of June, 2006.

CAMBREX CORPORATION

By:	/s/ Peter E. Thauer
Name:	Peter E. Thauer
Title:	Senior Vice President, General Counsel and Secretary

State of Delaware
Secretary of State
Division of Corporations Delivered 08:02 PM 06/02/2006
FILED 07:48 PM 06/02/2006
SRV 060538337 - 2018808 FILE

CERTIFICATE OF DESIGNATIONS

of

SERIES F JUNIOR PARTICIPATING CUMULATIVE
PREFERRED STOCK

of

CAMBREX CORPORATION

(Pursuant to Section 151 of the
General Corporation Law of the State of Delaware)

__________________________________________

Cambrex Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation at a meeting held on April 27, 2006, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Series Preferred Stock, par value $.10 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

“Series F Junior Participating Cumulative Preferred Stock:

Section 1.  Designation and Amount.  The shares of this series shall be designated as “Series F Junior Participating Cumulative Preferred Stock” (the “Series F Junior Preferred Stock”) and the number of shares constituting the Series F Junior Preferred Stock shall be three hundred thousand (300,000) shares.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series F Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series F Junior Preferred Stock.

Section 2.  Dividends and Distributions.

(A)  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series F Junior Preferred Stock with respect to dividends, the holders of shares of Series F Junior Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the “Common Stock”), of the Corporation, and of any other class of stock ranking junior to the Series F Junior Preferred Stock with respect to the payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Junior Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series F Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  The Corporation shall declare a dividend or distribution on the Series F Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series F Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)  Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series F Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series F Junior Preferred Stock shall have the following voting rights:

(A)  Subject to the provision for adjustment hereinafter set forth, each share of Series F Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series F Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, in the Restated Certificate of Incorporation of the Corporation or by law, the holders of shares of Series F Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)  Except as set forth herein, or as otherwise provided by law, holders of Series F Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(A)  Whenever quarterly dividends or other dividends or distributions payable on the Series F Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Junior Preferred Stock;

(ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Junior Preferred Stock, except dividends paid ratably on the Series F Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)  redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series F Junior Preferred Stock; or

(iv)  redeem or purchase or otherwise acquire for consideration any shares of Series F Junior Preferred Stock, or any shares of stock ranking on a parity with the Series F Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  Any shares of Series F Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series F Junior Preferred Stock unless, prior thereto, the holders of shares of Series F Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series F Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series F Junior Preferred Stock, except distributions made ratably on the Series F Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series F Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series F Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  No Redemption.  The shares of Series F Junior Preferred Stock shall not be redeemable.

Section 9.  Rank.  The Series F Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

Section 10.  Amendment.  The Restated Certificate of Incorporation of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series F Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Junior Preferred Stock, voting together as a single class.”

IN WITNESS WHEREOF, Cambrex Corporation has caused this Certificate of Designations of Series F Junior Participating Cumulative Preferred Stock to be duly executed by its Senior Vice President, General Counsel and Secretary this 5th day of June, 2006.

CAMBREX CORPORATION

/s/ Peter E. Thauer
Name:	Peter E. Thauer
Title:	Senior Vice President, General
Counsel and Secretary

State of Delware
Secretary of State
Division of Corporations
Delivered 11:43 AM 05/04/2011
Filed 11:13 AM 05/04/2011
SRV 110489978 – 2018808 File

CERTIFICATE OF ELIMINATION

OF THE

SERIES F JUNIOR PARTICIPATING CUMULATIVE PREFERRED STOCK

OF

CAMBREX CORPORATION

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Under Section 151 of the General Corporation Law

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Pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation (the “Corporation”) does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth the elimination of the Series F Junior Participating Cumulative Preferred Stock, par value $.10 per share (the “Series F Preferred Stock”), of the Corporation established pursuant to a Certificate of Designation filed with the Secretary of State of the State of Delaware on June 2, 2006, as set forth herein:

RESOLVED, that no shares of the Series F Preferred Stock of the Corporation are outstanding and none will be issued; and

RESOLVED FURTHER, that a Certificate of Elimination be executed and filed with the Secretary of State of the State of Delaware, which shall have the effect when so filed of eliminating from the Restated Certificate of Incorporation of the Corporation all reference to the series of preferred stock designated as the “Series F Junior Participating Cumulative Preferred Stock.”

SECOND: None of the authorized shares of the Series F Preferred Stock are outstanding and none will be issued.

THIRD: That in accordance with the provisions of Section 151 of the DGCL, the Restated Certificate of Incorporation of the Corporation is hereby amended to eliminate all reference to the series of Series Preferred Stock designated as the “Series F Junior Participating Cumulative Preferred Stock.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by F. Michael Zachara, its Vice President, General Counsel and Secretary, this 4th day of May 2011.

CAMBREX CORPORATION

By: /s/ F. Michael Zachara
Name: F. Michael Zachara
Title: Vice President, General Counsel
and Secretary

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